Exhibit 4

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

OZ ADVISORS II LP

Dated as of November 13, 2007

TABLE OF CONTENTS

i

Section 6.2	Allocations for Tax Purposes	39

ARTICLE VII DISTRIBUTIONS		40
Section 7.1	Distributions	40
Section 7.2	Distributions in Kind	41
Section 7.3	Tax Distributions	41
Section 7.4	Expense Amount Distributions	42
Section 7.5	Borrowing	42
Section 7.6	Restrictions on Distributions	42

ARTICLE VIII TRANSFER OR ASSIGNMENT OF INTEREST; CESSATION OF PARTNER STATUS		42
Section 8.1	Transfer and Assignment of Interest	42
Section 8.2	Withdrawal by General Partner	44
Section 8.3	Withdrawal and Special Withdrawal of Limited Partners	44
Section 8.4	Vesting.	46
Section 8.5	Tag-Along Rights.	47
Section 8.6	Drag-Along Rights.	47

ARTICLE IX DISSOLUTION		48
Section 9.1	Duration and Dissolution	48
Section 9.2	Notice of Liquidation	48
Section 9.3	Liquidator	48
Section 9.4	Liquidation	49
Section 9.5	Capital Account Restoration	50

ARTICLE X MISCELLANEOUS		50
Section 10.1	Incorporation of Agreements	50
Section 10.2	Amendment to the Agreement.	50
Section 10.3	Successors, Counterparts	52
Section 10.4	Applicable Law; Submission to Jurisdiction; Severability	52
Section 10.5	Arbitration.	53
Section 10.6	Filings	54
Section 10.7	Power of Attorney	59
Section 10.8	Headings and Interpretation	55
Section 10.9	Additional Documents	55
Section 10.10	Notices	55
Section 10.11	Waiver of Right to Partition	55
Section 10.12	Partnership Counsel	55
Section 10.13	Survival	55
Section 10.14	Ownership and Use of Name	56
Section 10.15	Remedies	56
Section 10.16	Entire Agreement	56

ii

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF OZ ADVISORS II LP, a Delaware limited partnership (the "Partnership"), is made as of November 13, 2007, by and among Och-Ziff Holding LLC, a Delaware limited liability company, as general partner (the "Initial General Partner") and the Limited Partners (as defined below).

WHEREAS, on June 13, 2007, the Partnership was originally formed as a Delaware limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101, et seq. (the "Act"), and an Agreement of Limited Partnership of OZ Advisors II LP dated as of June 13, 2007, which Agreement of Limited Partnership was amended and restated on August 28, 2007 (such amended and restated Agreement of Limited Partnership, the "Original Partnership Agreement"); and

WHEREAS, the Initial General Partner and the Limited Partners as of the date hereof have agreed among themselves to amend and restate the Original Partnership Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1   Definitions.  As used herein, the following terms shall have the following meanings:

"Act" has the meaning specified in the Preamble to this Agreement.

"Additional Limited Partner" has the meaning specified in Section 3.2(a) of this Agreement.

"Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Fiscal Year, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii)).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.2(b)(iii).

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person in question.

"Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner, without taking into account any liabilities to which such Contributed Property was subject at such time.  The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

"Agreement" means this Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, modified, supplemented or restated from time to time.

"Book-Tax Disparity" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date.

"Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

"Capital Account" means the capital account maintained for a Partner pursuant to Section 5.2.

"Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement.

"Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted to equal its respective gross fair market value (taking Section 7701(g) of the Code into account) upon an adjustment to the Capital Accounts of the Partners in accordance with Section 5.2(b)(iii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, in the sole and absolute discretion of the General Partner.

"Cause" means, in respect of an Individual Limited Partner, that such Partner (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over the Och-Ziff Group to have, or has entered into a consent decree determining that such Partner, violated any applicable regulatory requirement or a rule of a self regulatory organization; (iv) has committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement relating to the Och-Ziff Group; (vi) has become subject to any proceeding seeking to adjudicate such Partner bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such Partner under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such Partner or for any substantial part of the property of such Partner, or such Partner has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants in Section 2.13 or, if applicable, any of those provided in such Partner's Partner Agreement, the breach of any of which shall be deemed to be a material breach of this Agreement.

"Certificate of Limited Partnership" means the Certificate of Limited Partnership executed and filed in the office of the Secretary of State of the State of Delaware on June 13, 2007 (and any and all amendments thereto and restatements thereof) on behalf of the Partnership pursuant to the Act.

"Certificate of Ownership" has the meaning set forth in Section 3.1.

"Class A Common Units" has the meaning set forth in Section 3.1.

"Class A Share" means a common share representing a limited liability company interest in Och-Ziff designated as a "Class A Share."

"Class B Common Units" has the meaning set forth in Section 3.1.

"Class B Share" means a common share representing a limited liability company interest in Och-Ziff designated as a "Class B Share."

"Class B Shareholder Committee" means the Class B Shareholder Committee established pursuant to the Class B Shareholders Agreement.

"Class B Shareholders Agreement" means the Class B Shareholders Agreement to be entered into by and among Och-Ziff and the holders of Class B Shares on or prior to the Closing Date in connection with the IPO, as amended, modified, supplemented or restated from time to time.

"Class C Approval" means, in respect of the determinations to be made in Sections 6.1(a) and 7.1(b)(iii), a prior determination made in writing at the sole and absolute discretion: (i) of the Chairman of the Partner Management Committee (or, with respect to distributions to such Chairman or in the event there is no such Chairman, the full Partner Management Committee acting by majority vote); or (ii) of the General Partner in the event that the Class B Shareholders collectively Beneficially Own Voting Securities (as each such term is defined in the Class B Shareholders Agreement) representing less than 40% of the Total Voting Power of Och-Ziff; provided, however, in the case of each of the foregoing clauses (i) and (ii), that any such determination with respect to distributions to a Partner who is also the Chief

Executive Officer or other executive officer of Och-Ziff in respect of such Partner's Class C Non-Equity Interests shall be made by the compensation committee of Och-Ziff in its sole and absolute discretion after consultation with the Partner Management Committee.

"Class C Non-Equity Interests" means a fractional non-equity share of the Interests in the Partnership that may be issued to a Limited Partner as consideration for the provision of services to the Partnership solely for the purpose of making future allocations of Net Income to such Limited Partner.  Class C Non-Equity Interests shall not constitute Common Units or other Units of the Partnership.

"Closing Date" means the first date on which Class A Shares are delivered by Och-Ziff to the Underwriters pursuant to the provisions of the Underwriting Agreement.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

"Common Units" means Class A Common Units, Class B Common Units and any other class of Units hereafter designated as Common Units by the General Partner, but shall not include the Class C Non-Equity Interests.

"Company Securities" means outstanding Class A Shares and Related Securities, as applicable.

"Competing Business" means any Person, or distinct portion thereof, that engages in: (a) the alternative asset management business (including, without limitation, any hedge or private equity fund management business) or (b) any other business in which the Och-Ziff Group or any member thereof (1) is actively involved, or (2) in the twelve-month period prior to the relevant Individual Limited Partner's Withdrawal or Special Withdrawal, planned, developed, or undertook efforts to become actively involved and, in the case of the foregoing clause (b), in which the relevant Individual Limited Partner actively participated or was materially involved or about which the relevant Individual Limited Partner possesses Confidential Information.

"Confidential Information" means the confidential matters and information described in Section 2.12.

"Continuing Partners" means the group of Partners comprised of each Individual Original Partner (or, where applicable, his estate or legal or personal representative) who has not Withdrawn, been subject to a Special Withdrawal or breached Section 2.13(b).

"Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Partnership.  If the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.2(b)(iii), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

"Control" means, in respect of a Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.  "Controlled by," "Controls" and "under common Control with" have the correlative meanings.

"Covered Person" means (a) the General Partner and its Affiliates and the directors, officers, shareholders, members, partners, employees, representatives and agents of the General Partner and its Affiliates and any Person who was at the time of any act or omission described in Section 2.9 or 2.10 such a Person, and (b) any other Person the General Partner designates as a "Covered Person" for the purposes of this Agreement.

"Damages" has the meaning set forth in Section 2.9(a).

"DIC Sahir" means DIC Sahir Limited, a corporation organized under the laws of the Cayman Islands.

"DIC Sahir Transaction" means the sale of Class A Shares to DIC Sahir on or about the date of the IPO, in accordance with the DIC Sahir Transaction Agreement.

"DIC Sahir Transaction Agreement" means the Securities Purchase and Investment Agreement entered into as of October 29, 2007 among Och-Ziff, Dubai International Capital LLC and DIC Sahir, as amended, modified, supplemented or restated from time to time.

"Disability" means that a Person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the General Partner with PMC Approval in its sole and absolute discretion and in accordance with applicable law.

"Disabling Conduct" has the meaning set forth in Section 2.9(a).

"Drag-Along Purchaser" means, in respect of a Drag-Along Sale, the third-party purchaser or purchasers proposing to acquire the Company Securities to be transferred in such Drag-Along Sale.

"Drag-Along Right" has the meaning set forth in Section 8.6(a).

"Drag-Along Sale" means any proposed transfer (other than a pledge, hypothecation, mortgage or encumbrance) pursuant to a bona fide offer from a Drag-Along Purchaser, in one or a series of related transactions, by any OZ Limited Partner or a group of OZ Limited Partners of Company Securities representing in the aggregate at least 50% of all then-outstanding Company Securities (calculated as if all Related Securities had been converted into, exercised or exchanged for, or repaid with, Class A Shares).

"Drag-Along Securities" means, with respect to an OZ Limited Partner, that number of Company Securities equal to the product of (A) the total number of Company Securities to be acquired by the Drag-Along Purchaser pursuant to a Drag-Along Sale and (B) a fraction, the numerator of which is the number of Company Securities then held by such OZ Limited Partner and the denominator of which is the total number of Company Securities then held by all OZ Limited Partners and, if applicable as a result of the application of the "Drag-

Along Rights" pursuant to the DIC Sahir Transaction Agreement, DIC Sahir and its Permitted Transferees (as defined in the DIC Sahir Transaction Agreement) (calculated, in the case of both the numerator and denominator, as if all Related Securities held by the relevant OZ Limited Partners had been converted into, exercised or exchanged for, or repaid with, Class A Shares).

"Drag-Along Sellers" means the OZ Limited Partner or group of OZ Limited Partners proposing to dispose of or sell Company Securities in a Drag-Along Sale in accordance with Section 8.6.

"Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

"Exchange Agreement" means one or more exchange agreements providing for the exchange of Class A Common Units (or other securities issued by the Operating Group Entities) for Class A Shares and/or cash, and the corresponding cancellation of applicable Class B Shares, if any, as contemplated by the Registration Statement, as such agreements are amended, modified, supplemented or restated from time to time.

"Expense Allocation Agreement" means any agreement entered into among the Operating Group Entities, Och-Ziff and the Intermediate Holding Companies that provides for allocations of certain expense amounts, as such agreement is amended, modified, supplemented or restated from time to time.

"Expense Amount" means any amount allocated to the Partnership pursuant to an Expense Allocation Agreement.

"Expense Amount Distribution" has the meaning set forth in Section 7.4.

"Final Closing Date" means the Closing Date or, if the Underwriter Option is exercised by the Underwriters after the Closing Date, the final Option Closing Date.

"First Quarterly Period" means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including March 31 of such Fiscal Year unless and until otherwise determined by the General Partner.

"Fiscal Year" has the meaning set forth in Section 2.6.

"Fourth Quarterly Period" means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including December 31 of such Fiscal Year unless and until otherwise determined by the General Partner.

"General Partner" means the Initial General Partner and any successor general partner admitted to the Partnership in accordance with this Agreement.

"incur" means to issue, assume, guarantee, incur or otherwise become liable for.

"Individual Limited Partner" means each of the OZ Limited Partners that is a natural person.

"Individual Original Partner" means each of the Original Partners that is a natural person.

"Initial General Partner" has the meaning set forth in the Preamble to this Agreement.

"Intellectual Property" means any of the following that are conceived of, developed, reduced to practice, created, modified, or improved by a Partner, either solely or with others, in whole or in part, whether or not in the course of, or as a result of, such Partner carrying out his responsibilities to the Partnership, whether at the place of business of the Partnership or any of its Affiliates or otherwise, and whether on the Partner's own time or on the time of the Partnership or any of its Affiliates:  (i) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names, Internet domain names, and all other indications of source or origin, including, without limitation, all registrations and applications to register any of the foregoing; (ii) inventions, discoveries (whether or not patentable or reduced to practice), patents, including, without limitation, design patents and utility patents, provisional applications, reissues, reexaminations, divisions, continuations, continuations-in-part, and extensions thereof, in each case including, without limitation, all applications therefore and equivalent foreign applications and patents corresponding, or claiming priority, thereto; (iii) works of authorship, whether copyrightable or not, copyrights, registrations and applications for copyrights, and all renewals, modifications and extensions thereof, moral rights, and design rights, (iv) computer systems and software; and (v) trade secrets, know-how, and other confidential and protectable information.

"Interest" means a Partner's interest in the Partnership, including the right of the holder thereof to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of a Partner to comply with all of the terms and provisions of this Agreement.

"Intermediate Holding Companies" means Och-Ziff Holding Corporation, a Delaware corporation, and Och-Ziff Holding LLC, a Delaware limited liability company.

"International Dispute" has the meaning set forth in Section 10.5(a).

"International Partner" means each Individual Limited Partner who either (i) has or had his principal business address outside the United States at the time any International Dispute arises or arose; or (ii) has his principal residence or business address outside of the United States at the time any proceeding with respect to such International Dispute is commenced.

"Investment Company Act" means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

"Investor" means any client, shareholder, limited partner, member or other beneficial owner of the Och-Ziff Group, other than holders of Class A Shares solely in their capacity as such shareholders thereof.

"IPO" means the initial offering and sale of Class A Shares by Och-Ziff to the public, as described in the Registration Statement.

"Limited Partner" means each of the Persons from time to time listed as a limited partner in the books and records of the Partnership.

"Liquidator" has the meaning set forth in Section 9.3.

"Minimum Retained Ownership Requirements" has the meaning set forth in Section 8.1(a).

"Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

"Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain for such taxable year over the Partnership's items of loss and deduction for such taxable year.  The items included in the calculation of Net Income shall be determined in accordance with Section 5.2(b) and shall not include any items specially allocated under Section 6.1(c).

"Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction for such taxable year over the Partnership's items of income and gain for such taxable year.  The items included in the calculation of Net Loss shall be determined in accordance with Section 5.2(b) and shall not include any items specially allocated under Section 6.1(c).

"Nonrecourse Deductions" means any and all items of loss, deduction, or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

"Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

"Notice" has the meaning set forth in Section 8.6(a).

"Och-Ziff" means Och-Ziff Capital Management Group LLC, a Delaware limited liability company.

"Och-Ziff Group" means Och-Ziff and its Subsidiaries (including the Operating Group Entities), their respective Affiliates, and any investment funds and accounts managed by any of the foregoing.

"Och-Ziff LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of Och-Ziff, dated the date hereof, as amended, modified, supplemented or restated from time to time.

"Operating Group Entity" means any Person that is directly Controlled by any of the Intermediate Holding Companies.

"Option Closing Date" means the date or dates on which any Class A Shares are sold by Och-Ziff to the Underwriters upon exercise of the Underwriter Option.

"Original Class A Common Units" means the Class A Common Units held by the Original Partners and the Ziff Partner upon the Final Closing Date.

"Original Partners" means, collectively, (i) Daniel S. Och, David Windreich, Joel Frank, Arnaud Achache, Massimo Bertoli, James-Keith (JK) Brown, Michael Cohen, Anthony Fobel, Kaushik Ghosh, Harold Kelly, Richard Lyon, Dan Manor, James O'Connor, Joshua Ross, Raaj Shah, Boaz Sidikaro, David Stonehill and Zoltan Varga and (ii) the Original Related Trusts; and each, individually, is an "Original Partner."

"Original Partnership Agreement" has the meaning set forth in the Preamble to this Agreement.

"Original Related Trust" means any Related Trust of an Individual Original Partner that was a Limited Partner on the Final Closing Date.

"OZ Limited Partner" means each of the Limited Partners other than the Ziff Partner and its transferees.

"Partner" means any Person that is admitted as a general partner or limited partner of the Partnership pursuant to the provisions of this Agreement and named as a general partner or limited partner of the Partnership in the books of the Partnership and includes any Person admitted as an Additional Limited Partner pursuant to the provisions of this Agreement, in each case, in such Person's capacity as a partner of the Partnership.

"Partner Agreement" means, with respect to one or more Partners, any separate written agreement entered into between such Partner(s) and the Partnership or one of its Affiliates regarding the rights and obligations of such Partner(s) with respect to the Partnership or such Affiliate, as amended, modified, supplemented or restated from time to time.

"Partner Management Committee" has the meaning set forth in Section 4.2(a).

"Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

"Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

"Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

"Partner Performance Committee" has the meaning set forth in Section 4.3(a).

"Partnership" has the meaning set forth in the Preamble to this Agreement.

"Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

"Percentage Interest" means, with respect to any Partner as of any date of determination, (a) as to any Common Units, the product obtained by multiplying (i) 100% less the aggregate percentage applicable to all Units referred to in clause (b) by (ii) the quotient obtained by dividing (x) the number of such Units held by such Partner by (y) the total number of all outstanding Common Units, and (b) as to any other Units, the percentage established for such Units by the General Partner as a part of such issuance, which percentage could be zero.  References in this definition to the Common Units of a Partner shall refer to all of the Common Units of such Partner, whether or not such Common Units have vested pursuant to Section 8.4.

"Permitted Transferee" means, with respect to each Limited Partner and his Permitted Transferees, (a) a Charitable Institution (as defined below) Controlled by such Partner, (b) a trust (whether inter vivos or testamentary) or other estate planning vehicle, all of the current beneficiaries and presumptive remaindermen (as defined below) of which are lineal descendents (as defined below) of such Partner and his spouse, (c) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such Partner, his spouse and his lineal descendents and (d) a legal or personal representative of such Partner in the event of his Disability.  For purpose of this definition: (i) "lineal descendants" shall not include natural persons adopted after attaining the age of eighteen (18) years and such adopted Person's descendants; (ii) "Charitable Institution" shall refer to an organization described in section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under section 501(a) thereof; and (iii) "presumptive remaindermen" shall refer to those Persons entitled to a share of a trust's assets if it were then to terminate.

"Person" means a natural person or a corporation, limited liability company, firm, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), governmental entity or other entity (or series thereof).

"PMC Approval" means the prior written approval of (a) the Chairman of the Partner Management Committee or (b) if (i) there is no such Chairman, or (ii) in any case other than in respect of Section 8.4, on and after the fifth anniversary of the Final Closing Date, by majority vote of the Partner Management Committee; provided, however, that "PMC Approval"

shall mean the prior written approval by majority vote of the Partner Management Committee in the case of Transfers (and waivers of the requirements thereof), vesting requirements, the Minimum Retained Ownership Requirements, and the determination described in the definition of "Reallocation Date," each by or with respect to the Chairman of the Partner Management Committee.

"Potential Tag-Along Seller" means each Limited Partner not constituting a Tag-Along Seller.

"Presumed Tax Liability" means, with respect to the Capital Account of any Partner for any Quarterly Period ending after the date hereof, an amount equal to the product of (x) the amount of taxable income that, in the good faith judgment of the General Partner, would have been allocated to such Partner in respect of such Partner's Units if allocations pursuant to the provisions of Article VI hereof were made in respect of such Quarterly Period and (y) the Presumed Tax Rate as of the end of such Quarterly Period.

"Presumed Tax Rate" means the effective combined federal, state and local income tax rate applicable to either a natural person or corporation, whichever is higher, residing in New York, New York, taxable at the highest marginal federal income tax rate and the highest marginal New York State and New York City income tax rates (taking into account the character of the income) and after giving effect to the federal income tax deduction for such state and local income taxes and taking into account the effects of Sections 67 and 68 of the Code (or successor provisions thereto).

"Prior Distributions" means distributions made to the Partners pursuant to Section 7.1 or 7.3.

"Quarterly Period" means any of the First Quarterly Period, the Second Quarterly Period, the Third Quarterly Period and the Fourth Quarterly Period; provided, however, that if there is a change in the periods applicable to payments of estimated federal income taxes by natural persons, then the Quarterly Period determinations hereunder shall change correspondingly such that the Partnership is required to make periodic Tax Distributions under Section 7.3 at the times and in the amounts sufficient to enable a Partner to satisfy such payments in full with respect to amounts allocated pursuant to the provisions of Article VI (other than Section 6.2(d)), treating the Partner's Presumed Tax Liability with respect to the relevant Quarterly Period (as such Quarterly Period is changed as provided above) as the amount of the Partner's actual liability for the payment of estimated federal income taxes with respect to such Quarterly Period (as so changed).

"Reallocation Date" means, as to the Class A Common Units (including all distributions received thereon after the relevant date of Withdrawal) to be reallocated pursuant to Section 2.13(g) or Section 8.3(a) to the Continuing Partners, the date which is the earlier of (a) the date that is six months after the date of the applicable breach of Section 2.13(b) or Withdrawal, as the case may be, and (b) the date on or after such date of breach or Withdrawal that is six months after the date of the latest publicly reported disposition of equity securities of Och-Ziff by any such Continuing Partner which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined with PMC Approval.

"Registration Rights Agreement" means one or more Registration Rights Agreements providing for the registration of Class A Shares to be entered into among Och-Ziff and certain holders of Units on or prior to the Closing Date, as amended, modified, supplemented or restated from time to time.

"Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-144256) as it has been or as it may be amended or supplemented from time to time, filed by Och-Ziff with the United States Securities and Exchange Commission under the Securities Act to register the offering and sale of the Class A Shares in the IPO.

"Related Security" means any security convertible into, exercisable or exchangeable for or repayable with Class A Shares including, without limitation, any Class A Common Units that may be exchangeable for Class A Shares pursuant to the Exchange Agreement.

"Related Trust" means, in respect of any Individual Limited Partner, any other Limited Partner that is an estate, family limited liability company, family limited partnership of such Individual Limited Partner, a trust the grantor of which is such Individual Limited Partner, or any other estate planning vehicle or family member relating to such Individual Limited Partner.

"Related Trust Supplementary Agreement" means, in respect of any Original Related Trust, the Supplementary Agreement to which such Original Related Trust is a party.

"Required Allocations" means (a) any limitation imposed on any allocation of Net Loss under Section 6.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(c)(i) - (viii).

"Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii), respectively, to eliminate Book-Tax Disparities.

"Restricted Period" means, with respect to any Partner, the period commencing on the later of the date hereof and the date of such Partner's admission to the Partnership, and concluding on the last day of the 24-month period immediately following the date of Special Withdrawal or Withdrawal of such Partner.

"Rules" has the meaning set forth in Section 10.5(a).

"Second Quarterly Period" means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including May 31 of such Fiscal Year, unless and until otherwise determined by the General Partner.

"Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

"Special Withdrawal" (a) in respect of an Individual Limited Partner, has the meaning set forth in Section 8.3(b), and (b) in respect of any Related Trust, means the Special Withdrawal of such Related Trust in accordance with Section 8.3(b).

"Subsequent Related Trust" means, in respect of an Original Related Trust of an Individual Original Partner, the Related Trust of such Original Partner to which the Interest of such Original Related Trust shall be Transferred in accordance with its Related Trust Supplementary Agreement.

"Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise Controls more than 50% of the voting shares or other similar interests or a general partner interest or managing member or similar interest of such Person.

"Substitute Limited Partner" means each Person who acquires an Interest of any Limited Partner in connection with a Transfer by a Limited Partner whose admission as a Limited Partner is approved by the General Partner.

"Supplementary Agreement" means, with respect to one or more Limited Partners, any supplementary agreement entered into prior to the date hereof between the Partnership and such Limited Partners regarding their rights and obligations with respect to the Partnership, as the same may be amended, supplemented, modified or replaced from time to time.

"Tag-Along Offer" has the meaning set forth in Section 8.5(b).

"Tag-Along Purchaser" means, in respect of a Tag-Along Sale, the Person or group of Persons proposing to acquire the Class A Shares and/or Class A Common Units to be transferred in such Tag-Along Sale.

"Tag-Along Sale" means any transfer (other than a pledge, hypothecation, mortgage or encumbrance), in one or a series of related transactions, by any OZ Limited Partner or group of OZ Limited Partners to a single Person or group of Persons (other than Related Trusts or Permitted Transferees of such OZ Limited Partners) pursuant to any transaction exempt from registration under the Securities Act and any similar applicable state securities laws of Class A Shares and/or Class A Common Units representing in the aggregate at least 5% of the Class A Shares (calculated as if all Class A Common Units held by each Limited Partner had been exchanged for Class A Shares) then held by all of the Limited Partners, but only in the event that (i) such Person or group of Persons to which such transfer is made is a strategic buyer, or (ii) the OZ Limited Partners participating in such transfer include Daniel S. Och or any of his Related Trusts.  For the avoidance of doubt, sales of Class A Shares pursuant to the provisions of Rule 144 shall not constitute a Tag-Along Sale or any part thereof.

"Tag-Along Securities" means, with respect to a Potential Tag-Along Seller, such number of Class A Shares and/or vested Class A Common Units, as applicable, equal to the product of (i) the total number of Class A Shares (assuming the exchange for Class A Shares of any vested Class A Common Units) to be acquired by the Tag-Along Purchaser in a Tag-Along Sale and (ii) a fraction, the numerator of which is the total number of Class A Shares (assuming the exchange for Class A Shares of any vested Class A Common Units) then held by such Potential Tag-Along Seller and the denominator of which is the total number of Class A Shares (assuming the exchange for Class A Shares of any vested Class A Common Units) then held by all Limited Partners.  If any other Potential Tag-Along Sellers do not accept the Tag-Along Offer, the foregoing shall also include each accepting Potential Tag-Along Seller's pro rata share of the non-accepting Potential Tag-Along Sellers' Class A Shares and/or vested Class A Common Units, determined as set forth in the preceding sentence.

"Tag-Along Seller" has the meaning set forth in Section 8.5(b).

"Tax Distributions" has the meaning set forth in Section 7.3.

"Tax Matters Partner" means the Person designated as such in Section 4.6(c).

"Tax Receivable Agreement" means the Tax Receivable Agreement to be entered into in connection with the IPO, by and among Och-Ziff, the Intermediate Holding Companies, the Och-Ziff Operating Group Entities and each partner of any Och-Ziff Operating Group Entity, as the same may be amended, supplemented, modified or replaced from time to time.

"Third Quarterly Period" means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including August 31 of such Fiscal Year, unless and until otherwise determined by the General Partner.

"Total Voting Power" has the meaning ascribed to such term in the Class B Shareholders Agreement.

"Transfer" means, with respect to any Interest, any sale, exchange, assignment, pledge, hypothecation, bequeath, creation of an encumbrance, or any other transfer or disposition of any kind, whether voluntary or involuntary, of such Interest.  "Transferred" shall have a correlative meaning.

"Transfer Agent" means, with respect to any class of Units or the Class C Non-Equity Interests, such bank, trust company or other Person (including the Partnership or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for such class of Units or the Class C Non-Equity Interests; provided, however, that if no Transfer Agent is specifically designated for such class of Units or the Class C Non-Equity Interests, the Partnership shall act in such capacity.

"Treasury Regulations" means the regulations, including temporary regulations, promulgated under the Code, as amended from time to time, or any federal income tax regulations promulgated after the date of this Agreement.  A reference to a specific Treasury Regulation refers not only to such specific Treasury Regulation but also to any corresponding provision of any federal tax regulation enacted after the date of this Agreement, as such specific Treasury Regulation or corresponding provision is in effect and applicable on the date of application of the provisions of this Agreement containing such reference.

"Underwriter" means each Person named as an underwriter in the Underwriting Agreement who is obligated to purchase Class A Shares pursuant thereto.

"Underwriter Option" means the option to purchase additional Class A Shares granted to the Underwriters by Och-Ziff pursuant to the Underwriting Agreement.

"Underwriting Agreement" means the Underwriting Agreement to be entered into by Och-Ziff and the Underwriters providing for the sale of Class A Shares in the IPO, as amended, modified, supplemented or restated from time to time.

"Units" means a fractional share of the Interests in the Partnership that entitles the holder thereof to such benefits as are specified in this Agreement or any Unit Designation and shall include the Common Units but not the Class C Non-Equity Interests.

"Unit Designation" has the meaning set forth in Section 3.2(b).

"Withdrawal" (a) in respect of an Individual Limited Partner, has the meaning set forth in Section 8.3(a), and (b) in respect of any Related Trust, means the Withdrawal of such Related Trust in accordance with Section 8.3(a).  "Withdrawn" has the correlative meaning.

"Ziff Partner" means Ziff Investors Partnership, L.P. IIA.

ARTICLE II
GENERAL PROVISIONS

Section 2.1    Continuation of Limited Partnership.  The parties to this Agreement hereby agree to continue the Partnership, which was formed pursuant to and in accordance with the provisions of the Act, and in accordance with the further terms and provisions of this Agreement.

Section 2.2   Partnership Name.  The name of the Partnership is "OZ Advisors II LP."  The name of the Partnership may be changed from time to time by the General Partner.

Section 2.3   Registered Office, Registered Agent.  The Partnership shall maintain a registered office in the State of Delaware at, and the name and address of the Partnership's registered agent in the State of Delaware is, National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.  Such office and such agent may be changed from time to time by the General Partner.

Section 2.4 Certificates.  Any Person authorized by the General Partner shall execute, deliver and file any amendment to or restatements of the Certificate of Limited Partnership and any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

Section 2.5    Nature of Business; Permitted Powers.  The purposes of the Partnership shall be to engage in any lawful act or activity for which limited partnerships may be formed under the Act.

Section 2.6    Fiscal Year.  Unless and until otherwise determined by the General Partner in its sole and absolute discretion, the fiscal year of the Partnership for federal income tax purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year (each, a "Fiscal Year").

Section 2.7    Perpetual Existence.  The Partnership shall have a perpetual existence unless dissolved in accordance with the provisions of Article IX of this Agreement.

Section 2.8    Limitation on Partner Liability.  Except as otherwise expressly required by law, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Partner shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Partner.  No Partner shall have any obligation to restore any negative or deficit balance in its Capital Account, including any negative or deficit balance in its Capital Account upon liquidation and dissolution of the Partnership.  For federal income tax purposes, the rules of Treasury Regulation Section 1.752-3 shall apply to determine a Partner's share of any debt or obligation the terms of which provide that, in respect of the Partnership, the creditor has recourse only to the Partnership and its assets and not to any Partner.

Section 2.9    Indemnification.

(a)           To the fullest extent permitted by applicable law, each Covered Person shall be indemnified and held harmless by the Partnership for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses and interest on any of the foregoing (collectively, "Damages") sustained or incurred by such Covered Person by reason of any act performed or omitted by such Covered Person or by any other Covered Person in connection with the affairs of the Partnership or the General Partner unless such act or omission constitutes fraud, gross negligence or willful misconduct (the "Disabling Conduct"); provided, however, that any indemnity under this Section 2.9 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner or any Affiliate of any Limited Partner shall have any personal liability on account thereof.  The right of indemnification pursuant to this Section 2.9 shall include the right of a Covered Person to have paid on his behalf, or be reimbursed by the Partnership for, the reasonable expenses incurred by such Covered Person with respect to any Damages, in each case in advance of a final disposition of any action, suit or proceeding, including expenses incurred in collecting such amounts from the Partnership; provided, however, that such Covered Person shall have given a written undertaking to reimburse the Partnership in the event it is subsequently determined that he is not entitled to such indemnification.

(b)           The right of any Covered Person to the indemnification provided herein (i) shall be cumulative of, and in addition to, any and all rights to which such Covered

Person may otherwise be entitled by contract or as a matter of law or equity, (ii) in the case of Covered Persons that are Partners, shall continue as to such Covered Person after any Withdrawal or Special Withdrawal of such Partner and after he has ceased to be a Partner, and (iii) shall extend to such Covered Person's successors, assigns and legal representatives.

(c)           The termination of any action, suit or proceeding relating to or involving a Covered Person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Covered Person committed an act or omission that constitutes Disabling Conduct.

(d)           For purposes of this Agreement, no action or failure to act on the part of any Covered Person in connection with the management or conduct of the business and affairs of such Covered Person and other activities of such Covered Person which involve a conflict of interest with the Partnership, any other Person in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) or in which such Covered Person realizes a profit or has an interest shall constitute, per se, Disabling Conduct.

Section 2.10   Exculpation.

(a)           To the fullest extent permitted by applicable law, no Covered Person shall be liable to the Partnership or any Partner or any Affiliate of any Partner for any Damages incurred by reason of any act performed or omitted by such Covered Person unless such act or omission constitutes Disabling Conduct.  In addition, no Covered Person shall be liable to the Partnership, any other Person in which the Partnership has a direct or indirect interest or any Partner (or any Affiliate thereof) for any action taken or omitted to be taken by any other Covered Person.

(b)           A Covered Person shall be fully protected in relying upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person (other than such Covered Person) as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

(c)           The right of any Partner that is a Covered Person to the exculpation provided in this Section 2.10 shall continue as to such Covered Person after any Withdrawal or Special Withdrawal of such Partner and after he has ceased to be a Partner.

(d)           The General Partner may consult with legal counsel and accountants and any act or omission suffered or taken by the General Partner on behalf of the Partnership in reliance upon and in accordance with the advice of such counsel or accountants will be full justification for any such act or omission, and the General Partner will be fully protected in so acting or omitting to act so long as such counsel or accountants were selected with reasonable care.

Section 2.11   Fiduciary Duty.

(a)            To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the Partnership or to any Limited Partner or any Affiliate of any Limited Partner (or other Person with any equity interest in the Partnership) or other Person bound by (or having rights pursuant to) the terms of this Agreement, a Covered Person acting pursuant to the terms, conditions and limitations of this Agreement shall not be liable to the Partnership or to any Limited Partner or any Affiliate of any Limited Partner (or other Person) for its reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Covered Person otherwise existing at law or equity, are agreed by the Partners (and any other Person bound by or having rights pursuant to this Agreement) to modify to that extent such other duties and liabilities of the Covered Person to the extent permitted by law.

(b)           Notwithstanding anything to the contrary in the Agreement or under applicable law, whenever in this Agreement the General Partner is permitted or required to make a decision or take an action or omit to do any of the foregoing acting solely in its capacity as the General Partner, the General Partner shall, except where an express standard is set forth, be entitled to make such decision in its sole and absolute discretion (and the words "in its sole and absolute discretion" should be deemed inserted therefor in each case in association with the words "General Partner," whether or not the words "sole and absolute discretion" are actually included in the specific provisions of this Agreement), and in so acting in its sole and absolute discretion the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, any of the Partnership's Affiliates, any Limited Partner or any other Person.  To the fullest extent permitted by applicable law, if pursuant to this Agreement the General Partner, acting solely in its capacity as the General Partner, is permitted or required to make a decision in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

Section 2.12   Confidentiality; Intellectual Property.

(a)            Confidentiality.  Each Partner acknowledges and agrees that the information contained in the books and records of the Partnership is confidential and, except in the course of such Partner performing such duties as are necessary for the Partnership and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, at all times such Partner shall keep and retain in the strictest confidence and shall not disclose to any Person any confidential matters of the Partnership or any Person included within the Och-Ziff Group and their respective Affiliates and successors and the other Partners, including, without limitation, the identity of any Investors, confidential information concerning the Partnership, any Person included within the Och-Ziff Group and their respective Affiliates and successors, the General Partner, the other Partners and any fund, account or investment managed by any Person included within the Och-Ziff Group, including marketing, investment, performance data, fund management, credit and financial information, and other business or personal affairs of the Partnership, any Person included within the Och-Ziff Group and their respective Affiliates and successors, the General Partner, the other Partners and any fund, account or investment managed directly or indirectly by any Person included within the Och-Ziff Group learned by the Partner heretofore or hereafter.  This Section 2.12(a) shall not apply to (i) any information that has been made publicly available by the Partnership or any of its Affiliates or becomes public knowledge (except as a result of an act of any Partner in violation of this Agreement), (ii) the disclosure of information to the extent necessary for a Partner to prepare and file his tax returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns or (iii) the disclosure of information with the prior written consent of the General Partner.  Notwithstanding anything to the contrary herein, each Partner (and each employee, representative or other agent of such Partner) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (x) the Partnership and (y) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Partners relating to such tax treatment and tax structure.

(b)           Intellectual Property.  (i) Each Partner acknowledges and agrees that the Intellectual Property shall be the sole and exclusive property of the Partnership and such Partner shall have no right, title, or interest in or to the Intellectual Property.

(ii)           All copyrightable material included in the Intellectual Property shall be deemed a "work made for hire" under the applicable copyright law, to the maximum extent permitted under such applicable copyright law, and ownership of all rights therein shall vest in the Partnership.  To the extent that a Partner may retain any interest in any Intellectual Property by operation of law or otherwise, such Partner hereby assigns and transfers to the Partnership his or her entire right, title and interest in and to all such Intellectual Property.

(iii)           Each Partner hereby covenants and binds himself and his successors, assigns, and legal representatives to cooperate fully and promptly with the Partnership and its designee, successors, and assigns, at the Partnership's reasonable expense, and to do all acts necessary or requested by the Partnership and its designee, successors, and assigns, to secure, maintain, enforce, and defend the Partnership's rights in the Intellectual Property.  Each Partner further agrees, and binds himself and his successors, assigns, and legal representatives, to cooperate fully and assist the Partnership in every way possible in the application for, or prosecution of, all rights pertaining to the Intellectual Property.

(c)           If a Partner commits a breach, or threatens to commit a breach, of any of the provisions of Section 2.12(a) or Section 2.12(b), the General Partner shall have the right and remedy to have the provisions of such Section specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Partnership, the other Partners, any Person included within the Och-Ziff Group, and the investments, accounts and funds managed by Persons included within the Och-Ziff Group and that money damages alone shall not provide an adequate remedy to such Persons.  Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 2.13   Non-Competition; Non-Solicitation; Non-Disparagement; Non-Interference; and Remedies.

(a)           Each Individual Limited Partner acknowledges and agrees, in connection with such Individual Limited Partner's participation in the Partnership on the terms described herein and this amendment and restatement of the terms of the Original Partnership Agreement or, in the case of an Individual Limited Partner admitted to the Partnership subsequent to the date hereof, such Individual Limited Partner's admission on the terms described herein and in any Partner Agreement, that:  (i) the alternative asset management business (including, without limitation, for purposes of this paragraph, any hedge or private equity fund management business) is intensely competitive, (ii) such Partner, for the benefit of and on behalf of the Partnership in his capacity as a Partner, has developed, and will continue to develop and have access to and knowledge of, Confidential Information (including, but not limited to, material non-public information of the Och-Ziff Group and its Investors), (iii) the direct or indirect use of any such information for the benefit of, or disclosure of any such information to, any existing or potential competitors of the Och-Ziff Group would place the Och-Ziff Group at a competitive disadvantage and would do damage to the Och-Ziff Group, (iv) such Partner, for the benefit of and on behalf of the Partnership in his capacity as a Partner, has developed relationships with Investors and counterparties through investment by and resources of the Och-Ziff Group, while a Limited Partner of the Partnership, (v) such Partner, for the benefit of and on behalf of the Partnership in his capacity as a Partner, may continue to develop relationships with Investors and counterparties, through investment by and resources of the Och-Ziff Group, while a Limited Partner of the Partnership, (vi) such Partner engaging in any of the activities prohibited by this Section 2.13 would constitute improper appropriation and/or use of the Och-Ziff Group's Confidential Information and/or Investor and counterparty relationships, (vii) such Partner's association with the Och-Ziff Group has been critical, and such Partner's association with the Och-Ziff Group is expected to continue to be critical, to the success of the Och-Ziff Group, (viii) the services to be rendered, and relationships developed, for the benefit of and on behalf of the Partnership in his capacity as a Partner, are of a special and unique character, (ix) the Och-Ziff Group conducts the alternative asset management business throughout the world, (x) the non-competition and other restrictive covenants and agreements set forth in this Agreement are fair and reasonable, and (xi) in light of the foregoing and of such Partner's education, skills, abilities and financial resources, such Partner acknowledges and agrees that such Partner will not assert, and it should not be considered, that enforcement of any of the covenants set forth in this Section 2.13 would prevent such Partner from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

(b)           During the Restricted Period, each Individual Limited Partner will not, directly or indirectly, either on his own behalf or on behalf of or with any other Person:

(i)           without the prior written consent of the General Partner, (A) engage or otherwise participate in any manner or fashion in any Competing Business, (B) render any services to any Competing Business, or (C) acquire a financial interest in or become actively involved with any Competing Business (other than as a passive investor holding less than 2% of the issued and outstanding stock of public companies); or

(ii)           in any manner solicit or induce any of the Och-Ziff Group's current or prospective Investors to (A) terminate (or diminish in any material respect) his investments with the Och-Ziff Group for the purpose of associating or doing business with any Competing Business, or otherwise encourage such Investors to terminate (or diminish in any respect) his investments with the Och-Ziff Group for any other reason or (B) invest in or otherwise participate in or support any Competing Business.

(c)           During the Restricted Period, each Individual Limited Partner will not, directly or indirectly, either on his own behalf or on behalf of or with any other Person:

(i)           in any manner solicit or induce any of the Och-Ziff Group's current, former or prospective financing sources, capital market intermediaries, consultants, suppliers, partners or other counterparties to terminate (or diminish in any material respect) his relationship with the Och-Ziff Group for the purpose of associating with any Competing Business, or otherwise encourage such financing sources, capital market intermediaries, consultants, suppliers, partners or other counterparties to terminate (or diminish in any respect) his relationship with the Och-Ziff Group for any other reason; or

(ii)           in any manner interfere with the Och-Ziff Group's business relationship with any Investors, financing sources, capital market intermediaries, consultants, suppliers, partners or other counterparties.

(d)           During the Restricted Period, each Individual Limited Partner will not, directly or indirectly, either on his own behalf or on behalf of or with any other Person, in any manner solicit any of the owners, members, partners, directors, officers or employees of any member of the Och-Ziff Group to terminate their relationship or employment with the applicable member of the Och-Ziff Group, or hire any such Person (i) who is employed at the time of such solicitation by any member of the Och-Ziff Group, (ii) who is or was once an owner, member, partner, director, officer or employee of any member of the Och-Ziff Group as of the date of Special Withdrawal or Withdrawal of such Partner, or (iii) whose employment or relationship with any such member of the Och-Ziff Group terminated within the 24-month period prior to the date of Special Withdrawal or Withdrawal of such Partner or thereafter.  Additionally, the Partner may not solicit or encourage to cease to work with any member of the Och-Ziff Group any consultant, agent or adviser that the Partner knows or should know is under contract with any member of the Och-Ziff Group.

(e)           During the Restricted Period and at all times thereafter, each Individual Limited Partner will not, directly or indirectly, make, or cause to be made, any written or oral statement, observation, or opinion disparaging the business or reputation of the Och-Ziff Group, or any owners, partners, members, directors, officers, or employees of any member of the Och-Ziff Group; provided, however, that nothing contained in this Section 2.13 shall preclude such Partner from providing truthful testimony in response to a valid subpoena, court order, regulatory request, or as may be otherwise required by law, or from participating or cooperating in any action, investigation or proceeding with, or providing truthful information to, any governmental agency, legislative body, self-regulatory organization, or the legal departments of the Och-Ziff Group.

(f)           Each Individual Limited Partner acknowledges and agrees that an attempted or threatened breach by such Person of this Section 2.13 would cause irreparable injury to the Partnership and the other members of the Och-Ziff Group not compensable in money damages and the Partnership shall be entitled, in addition to the remedies set forth in Sections 2.13(g) and 2.13(i), to obtain a temporary, preliminary or permanent injunction prohibiting any breaches of this Section 2.13 without being required to prove damages or furnish any bond or other security.

(g)           Each Individual Limited Partner agrees that it would be impossible to compute the actual damages resulting from a breach of Section 2.13(b) or, if applicable, any of the non-competition covenants provided in such Partner's Partner Agreement, and that the amounts set forth in this Section 2.13(g) are reasonable and do not operate as a penalty, but are a genuine pre-estimate of the anticipated loss that the Partnership and other members of the Och-Ziff Group would suffer from a breach of Section 2.13(b) or, if applicable, of any of the non-competition covenants provided in such Partner's Partner Agreement. In the event an Individual Limited Partner breaches Section 2.13(b) or, if applicable, any of the non-competition covenants provided in such Partner's Partner Agreement, then:

(i)           on or after the date of such breach, any unvested Class A Common Units of such Partner and its Related Trusts, if any, shall cease to vest and thereafter shall be reallocated in accordance with this Section 2.13(g);

(ii)           on or after the date of such breach, no allocations shall be made to the respective Capital Accounts of such Partner and its Related Trusts, if any, and no distributions shall be made to such Partners;

(iii)           on or after the date of such breach, no Transfer (including any exchange pursuant to the Exchange Agreement) of any of the Class A Common Units of such Partner or its Related Trusts, if any, shall be permitted under any circumstances notwithstanding anything to the contrary in this Agreement;

(iv)           on or after the date of such breach, no sale, exchange, assignment, pledge, hypothecation, bequeath, creation of an encumbrance, or any other transfer or disposition of any kind may be made of any of the Class A Shares acquired by such Partner or its Related Trusts, if any, through an exchange pursuant to the Exchange Agreement;

(v)           as of the applicable Reallocation Date, all of the unvested and vested Class A Common Units of such Partner and its Related Trusts, if any, and all allocations and distributions on such Class A Common Units that would otherwise have been received by such Partners on or after the date of such breach shall be reallocated from such Partners to the Continuing Partners in proportion to the total number of Original Class A Common Units owned by each such Continuing Partner and its Original Related Trusts;

(vi)           each of such Partner and its Related Trusts, if any, agrees that, on the Reallocation Date, it shall immediately:

after-tax proceeds received by such Individual Limited Partner or Related Trust thereof for any Class A Shares acquired at any time pursuant to the Exchange Agreement and that were subsequently transferred during the 24-month period prior to the date of such breach; and (ii) any distributions received by such Individual Limited Partner or Related Trust thereof during such 24-month period on Class A Shares acquired pursuant to the Exchange Agreement;

(B)           transfer any Class A Shares that were acquired at any time pursuant to the Exchange Agreement and held by such Individual Limited Partner or Related Trust thereof on and after the date of such breach to the Continuing Partners in proportion to the total number of Original Class A Common Units owned by each such Continuing Partner and its Original Related Trusts; and

(C)           pay to the Continuing Partners in proportion to the total number of Original Class A Common Units owned by each such Continuing Partner and its Original Related Trusts a lump-sum cash amount equal to the sum of: (i) the total after-tax proceeds received by such Individual Limited Partner or Related Trust thereof for any Class A Shares acquired at any time pursuant to the Exchange Agreement and that were subsequently transferred on or after the date of such breach; and (ii) all distributions received by such Individual Limited Partner or Related Trust thereof on or after the date of such breach on Class A Shares acquired pursuant to the Exchange Agreement; and

(vii)           such Partner and its Related Trusts agrees that he shall receive no payments, if any, that he would have otherwise received under the Tax Receivable Agreement on or after the date of such breach, and shall have no further rights under the Tax Receivable Agreement, Exchange Agreement or Registration Rights Agreement after such date.

Any reallocated Class A Common Units received by a Continuing Partner pursuant to this Section 2.13(g) shall be deemed for all purposes of this Agreement to be Class A Common Units of such Continuing Partner and subject to the same vesting requirements, if any, in accordance with Section 8.4 as the transferring Limited Partner had been before his breach of Section 2.13(b) or, if applicable, of the relevant non-competition covenants provided in such Partner's Partner Agreement.  Any Continuing Partner receiving reallocated Class A Common Units pursuant to this Section 2.13(g) shall be permitted to exchange fifty percent (50%) of such number of Class A Common Units (and sell any Class A Shares issued in respect thereof), notwithstanding the transfer restrictions set forth in Section 8.1 in the event that the Exchange Committee (as defined in the Exchange Agreement) determines in its sole discretion that the reallocation is taxable; provided, however, that such exchange of Class A Common Units is made in accordance with the Exchange Agreement.

(h)           Notwithstanding anything in Section 2.13(g) to the contrary, the General Partner may elect in its sole and absolute discretion to waive the application of any portion, all or none of the provisions of Section 2.13(g) in the case of the breach by any Partner of Section 2.13(b) or, if applicable, of the relevant non-competition covenants provided in such Partner's Partner Agreement.

(i)           Without limiting the right of the Partnership to obtain injunctive relief for any attempted or threatened breach of this Section 2.13, in the event a Partner breaches Section 2.13(c), (d) or (e), then at the election of the General Partner in its sole and absolute discretion the Partnership shall be entitled to seek any other available remedies including, but not limited to, an award of money damages.

Section 2.14    Insurance.  The Partnership may purchase and maintain insurance, to the extent and in such amounts as the General Partner shall deem reasonable, on behalf of Covered Persons and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Partnership and/or its Subsidiaries regardless of whether the Partnership would have the power or obligation to indemnify such Person against such liability under the provisions of this Agreement.  The Partnership may enter into indemnity contracts with Covered Persons and such other Persons as the General Partner shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 2.14, and containing such other procedures regarding indemnification as are appropriate and consistent with this Agreement.

Section 2.15    Representations and Warranties.  Each Partner hereby represents and warrants to the others and to the Partnership as follows:

(a)           Such Partner has all requisite power to execute, deliver and perform this Agreement; the performance of its obligations hereunder will not result in a breach or a violation of, or a default under, any material agreement or instrument by which such Partner or any of such Partner's properties is bound or any statute, rule, regulation, order or other law to which it is subject, nor require the obtaining of any consent, approval, permit or license from or filing with, any governmental authority or other Person by such Person in connection with the execution, delivery and performance by such Partner of this Agreement.

(b)           This Agreement constitutes (assuming its due authorization and execution by the other Partners) such Partner's legal, valid and binding obligation.

(c)           Each Limited Partner expressly agrees that the Partners may, subject to the restrictions set forth in Sections 2.12, 2.13, 2.16, 2.18 and 2.19 and, if applicable, any Partner Agreement, regarding Confidential Information, Intellectual Property, non-competition, non-solicitation, non-disparagement, non-interference, devotion of time, short selling and hedging transactions, and compliance with relevant policies and procedures, engage independently or with others, for its or their own accounts and for the accounts of others, in other business ventures and activities of every nature and description whether such ventures are competitive with the business of the Partnership or otherwise, including, without limitation, purchasing, selling or holding investments for the account of any other Person or enterprise or for its or his own account, regardless of whether or not any such investments are also purchased, sold or held for the direct or indirect account of the Partnership.  Neither the Partnership nor any Limited Partner shall have any rights or obligations by virtue of this Agreement in and to such independent ventures and activities or the income or profits derived therefrom.

(d)           Such Partner understands that (i) the Interests have not been registered under the Securities Act and applicable state securities laws and (ii) the Interests may not be sold, transferred, pledged or otherwise disposed of except in accordance with this Agreement and then only if they are subsequently registered in accordance with the provisions of the Securities Act and applicable state securities laws or registration under the Securities Act or any applicable state securities laws is not required.

(e)           Such Partner understands that the Partnership is not obligated to register the Interests for resale under any applicable federal or state securities laws and that the Partnership is not obligated to supply such Partner with information or assistance in complying with any exemption under any applicable federal or state securities laws.

Section 2.16    Devotion of Time.  Each Individual Limited Partner agrees to devote substantially all of his business time, skill, energies and attention to his responsibilities to the Och-Ziff Group in a diligent manner at all times prior to his Special Withdrawal or Withdrawal.

Section 2.17    Partnership Property; Partnership Interest.  No real or other property of the Partnership shall be deemed to be owned by any Partner individually, but shall be owned by and title shall be vested solely in the Partnership.  The Interests of the Partners shall constitute personal property.

Section 2.18    Short Selling and Hedging Transactions.  While each Partner (including the Ziff Partner) is a Limited Partner of the Partnership (irrespective of whether or not a Special Withdrawal or Withdrawal has occurred in respect of such Partner) and at all times thereafter (other than with respect to the Ziff Partner), such Partner and its Affiliates shall not, without PMC Approval, directly or indirectly, (a) effect any short sale (as such term is defined in Regulation SHO under the Exchange Act) of Class A Shares or any short sale of any Related Security, or (b) enter into any swap or other transaction, other than a sale (which is not a short sale) of Class A Shares or any Related Security to the extent permitted by this Agreement, that transfers to another, in whole or in part, any of the economic risks, benefits or consequences of ownership of Class A Shares or any Related Security.  The foregoing clause (b) is expressly agreed to preclude each Partner and its Affiliates, while such Partner (including the Ziff Partner) is a Limited Partner of the Partnership (irrespective of whether or not a Special Withdrawal or Withdrawal has occurred in respect of such Partner) and at all times thereafter (other than with respect to the Ziff Partner), from engaging in any hedging or other transaction (other than a sale, which is not a short sale, of Class A Shares or any Related Security to the extent permitted by this Agreement) which is designed to or which reasonably could be expected to lead to or result in a transfer of the economic risks, benefits or consequences of ownership of Class A Shares or any Related Security, or a disposition of Class A Shares or any Related Security, even if such transfer or disposition would be made by someone other than such Partner or Affiliate thereof or any Person contracting directly with such Partner or Affiliate.

Section 2.19    Compliance with Policies.  Each Individual Limited Partner hereby agrees that he shall comply with all policies and procedures adopted by any member of the Och-Ziff Group or which Limited Partners are required to observe by law, or by any recognized stock exchange, or other regulatory body or authority.

ARTICLE III

INTERESTS AND ADMISSION OF PARTNERS

Section 3.1    Units and other Interests.

(a)           General.  The Partners as of the date hereof agree among themselves that: (i) beginning on the date hereof, Interests in the Partnership shall be designated as "Class A Common Units" ("Class A Common Units"), "Class B Common Units" ("Class B Common Units") and Class C Non-Equity Interests; (ii) except as expressly provided herein, a Class A Common Unit and a Class B Common Unit shall entitle the holder thereof to equal rights under this Agreement; (iii) holders of Class B Common Units may include the Initial General Partner in its capacity as a Limited Partner, which is the holder of all Class B Common Units as of the date hereof; (iv) from and after the date hereof, the rights and obligations in respect of the Interests of each Original Partner and the Ziff Partner, as originally described in the Original Partnership Agreement and such Partners' respective Supplementary Agreements, shall be set forth exclusively within this Agreement, as amended and restated herein; and (v) the respective Interests of each Original Partner and the Ziff Partner in the Class A Common Units and the Initial General Partner in its capacity as a Limited Partner in the Class B Common Units shall be as recorded in the books of the Partnership as being owned by such Partner pursuant to this Section 3.1.

(b)           Certificated and Uncertificated Units.  From time to time, the General Partner may establish other classes or series of Units pursuant to Section 3.2.  Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by a certificate (a "Certificate of Ownership") in such form as the General Partner may approve in writing in its sole and absolute discretion.  The Certificate of Ownership may contain such legends as may be required by law or as may be appropriate to evidence, if approved by the General Partner pursuant to Section 8.1, the pledge of a Partner's Units.  Each Certificate of Ownership shall be signed by or on behalf of the General Partner by either manual or facsimile signature.  The Certificates of Ownership of the Partnership shall be numbered and registered in the register or transfer books of the Partnership as they are issued.  The Partnership or other Transfer Agent shall act as registrar and transfer agent for the purposes of registering the ownership and Transfer of Units.  If a Certificate of Ownership is defaced, lost or destroyed it may be replaced on such terms, if any, as to evidence and indemnity as the General Partner determines in its sole and absolute discretion.  Notwithstanding the foregoing, Class A Common Units and Class B Common Units shall not be evidenced by Certificates of Ownership.  A Partner's interest in Class A Common Units and Class B Common Units shall be reflected through appropriate entries in the books and records of the Partnership.

(c)           Record Holder.  Except to the extent that the Partnership shall have received written notice of a Transfer of Units and such Transfer complies with the applicable requirements of Section 8.1, the Partnership shall be entitled to treat (i) in the case of Units evidenced by Certificates of Ownership, the Person in whose name any Certificates of Ownership stand on the books of the Partnership and (ii) in the case of Units not evidenced by Certificates of Ownership and Class C Non-Equity Interests, the Person listed in the books of the Partnership as the holder of such Units or Class C Non-Equity Interests, as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such Units or Class C Non-Equity Interests on the part of any other Person.  The name and business address of each Partner shall be set forth in the books of the Partnership.

(d)           Class A Common Unit and Class C Non-Equity Interest Voting Rights.  Holders of Class A Common Units shall have no voting, consent or approval rights with respect to any matter submitted to holders of Units for their consent or approval, except as set forth in Section 10.2.  Holders of Class C Non-Equity Interests shall have no voting, consent or approval rights with respect to any matter.

(e)           Automatic Conversion of Class A Common Units.  If, as a result of an exchange pursuant to the Exchange Agreement, Och-Ziff or any of its Subsidiaries (excluding any Operating Group Entity and any Subsidiary of an Operating Group Entity) acquires (in any manner) any Class A Common Units, each such Class A Common Unit will automatically convert into one Class B Common Unit, unless otherwise determined or cancelled.

Section 3.2    Issuance of Additional Units and other Interests.

(a)           Additional Units.  The General Partner may from time to time in its sole and absolute discretion admit any Person as an additional Limited Partner of the Partnership (each such Person, if so admitted, an "Additional Limited Partner" and, collectively, the "Additional Limited Partners").  A Person shall be deemed admitted as a Limited Partner at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Limited Partner in the books of the Partnership.  Each Substitute Limited Partner shall be deemed an Additional Limited Partner whose admission as an Additional Limited Partner has been approved in writing by the General Partner for all purposes hereunder.  Subject to the satisfaction of the foregoing requirements and Sections 4.1(c) and 10.2(b), the General Partner is hereby expressly authorized to cause the Partnership to issue additional Units for such consideration and on such terms and conditions, and to such Persons, including the General Partner, any Limited Partner or any of their Affiliates, as shall be established by the General Partner in its sole and absolute discretion, in each case without the approval of any other Partner or any other Person.  Without limiting the foregoing, but subject to Sections 4.1(c) and 10.2(b), the General Partner is expressly authorized to cause the Partnership to issue Units (A) upon the conversion, redemption or exchange of any debt or other securities issued by the Partnership, (B) for less than fair market value or no consideration, so long as the General Partner concludes that such issuance is in the best interests of the Partnership and its Partners, and (C) in connection with the merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive Units in exchange for their interests in the Person merging into the Partnership.  The General Partner is hereby expressly authorized to take any action, including without limitation amending this Agreement without the approval of any other Partner, to reflect any issuance of additional Units.  Subject to Sections 4.1(c) and 10.2(b), additional Units may be Class A Common Units, Class B Common Units or other Units.

(b)           Unit Designations.  Subject to Section 10.2(b), any additional Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (including, without limitation, rights, powers and duties that may be senior or otherwise entitled to preference over existing Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a "Unit Designation").

(c)           Unit Rights.  Without limiting the generality of the foregoing, but subject to Sections 4.1(c) and 10.2(b), in respect of additional Units the General Partner shall have authority to specify (i) the allocations of items of Partnership income, gain, loss, deduction and credit to holders of each such class or series of Units; (ii) the right of holders of each such class or series of Units to share (on a pari passu, junior or preferred basis) in Partnership distributions; (iii) the rights of holders of each such class or series of Units upon dissolution and liquidation of the Partnership; (iv) the voting rights, if any, of holders of each such class or series of Units; and (v) the conversion, redemption or exchange rights applicable to each such class or series of Units.  The total number of Units that may be created and issued pursuant to this Section 3.2 is not limited.

(d)           Class C Non-Equity Interests.  Class C Non-Equity Interests may only be issued to a Limited Partner as consideration for the provision of services to the Partnership in the form of future allocations of Net Income to such Limited Partner.  No Partner may, under any circumstances, Transfer any Class C Non-Equity Interests, and any purported Transfer of Class C Non-Equity Interests shall be null and void and of no force and effect.  Holders of Class C Non-Equity Interests shall have no right to receive any allocations thereon, and allocations, if any, made thereon to such Limited Partner need not be made in proportion to the number of Common Units or other Units held by such Limited Partner.  Holders of Class C Non-Equity Interests shall have only the limited rights expressly set forth in this Agreement. The Partnership or other Transfer Agent shall act as registrar and transfer agent for the purposes of registering the ownership of Class C Non-Equity Interests.

(e)           Additional Limited Partners.  Subject to the other terms of this Agreement, including Section 10.2(b), the rights and obligations of an Additional Limited Partner to which Units are issued shall be set forth in such Additional Limited Partner's Partner Agreement, the Unit Designation relating to the Units issued to such Additional Limited Partner or a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement (but shall not require the approval of any Limited Partner) and shall be incorporated herein by this reference.  Such rights and obligations may include, without limitation, provisions describing the vesting of the Units issued to such Additional Limited Partner and the reallocation of such Units or other consequences of the Withdrawal of such Additional Limited Partner other than due to a breach of any of the non-competition covenants in Section 2.13(b) or, if applicable, any of those provided in such Additional Limited Partner's Partner Agreement.

ARTICLE IV

VOTING AND MANAGEMENT

Section 4.1    General Partner: Power and Authority.

(a)           The business and affairs of the Partnership shall be managed exclusively by the General Partner; provided, however, that the General Partner may delegate such power and authority to the Partner Management Committee (or its Chairman), the Partner Performance Committee (or its Chairman) or such other committee (or its chairman) as it shall deem necessary, advisable or appropriate in its sole and absolute discretion from time to time, which delegation may be set forth in this Agreement, as an amendment hereto (which shall not require the vote or approval of any Limited Partner) or in a resolution duly adopted by the General Partner.  Initially the General Partner has delegated certain power and authority to the Partner Management Committee and the Partner Performance Committee, as set forth elsewhere in this Agreement.  The General Partner shall have the power and authority, on behalf of and in the name of the Partnership, to carry out any and all of the objects and purposes and exercise any and all of the powers of the Partnership and to perform all acts which it may deem necessary or advisable in connection therewith.  Such acts include, but are not limited to, the approval of a merger or consolidation involving the Partnership, or of the conversion, transfer, domestication or continuance of the Partnership, or of the compromise of any obligation of a Partner to make a contribution or return money or other property to the Partnership, to the fullest extent permitted by applicable law, by the General Partner without the consent or approval of any of the other Partners.  Appraisal rights permitted under Section 17-212 of the Act shall not apply or be incorporated into this Agreement, and no Partner or assignee of an Interest shall have any of the dissenter or appraisal rights described therein.  The Limited Partners, in their capacity as limited partners (and not as officers of the General Partner or members of any committee established by the General Partner), shall have no part in the management of the Partnership and shall have no authority or right to act on behalf of or bind the Partnership in connection with any matter.  The Partners agree that all determinations, decisions and actions made or taken by the General Partner, the Partner Management Committee (or its Chairman) or the Partner Performance Committee (or its Chairman) in accordance with this Agreement shall be conclusive and absolutely binding upon the Partnership, the Partners and their respective successors, assigns and personal representatives.

(b)           Limited Partners holding a majority of the outstanding Class B Common Units shall have the right to remove the General Partner at any time, with or without cause.  Upon the withdrawal or removal of the General Partner, Limited Partners holding a majority of the outstanding Class B Common Units shall have the right to appoint a successor General Partner; provided, however, that any successor General Partner must be a direct or indirect wholly owned Subsidiary of Och-Ziff.  Any Person appointed as a successor General Partner by the Limited Partners holding a majority of the outstanding Class B Common Units shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferring General Partner, and shall be liable for all obligations of the General Partner arising from and after such date, and shall be responsible for all duties of the General Partner, once such Person has executed such instruments as may be necessary to effectuate its admission and to confirm its agreement to be bound by all the terms and provisions of this Agreement in its capacity as the General Partner.

(c)           In order to protect the economic and legal rights of the Original Partners set forth in this Agreement and the Exchange Agreement, unless the General Partner has received PMC Approval, (i) the General Partner shall not take any action, and shall not permit any Subsidiary of the Partnership to take any action, that is prohibited under Section 2.9 of the Och-Ziff LLC Agreement and (ii) the General Partner shall cause the Partnership and its Subsidiaries to comply with the provisions of Section 2.9 of the Och-Ziff LLC Agreement.

(d)           The General Partner may, from time to time, employ any Person or engage third parties to render services to the Partnership on such terms and for such compensation as the General Partner may determine in its sole and absolute discretion, including, without limitation, attorneys, investment consultants, brokers or finders, independent auditors and printers.  Such employees and third parties may be Affiliates of the General Partner or of one or more of the Limited Partners.  Persons retained, engaged or employed by the Partnership may also be engaged, retained or employed by and act on behalf of any Partner or any of their respective Affiliates.

Section 4.2    Partner Management Committee.

(a)           Establishment.  The General Partner hereby establishes a partner management committee (the "Partner Management Committee"), initially consisting of Daniel S. Och, David Windreich, Joel Frank, Michael Cohen, Zoltan Varga, Harold Kelly and James-Keith Brown, with Daniel S. Och serving as its Chairman, until its membership is changed in accordance with Section 4.2(b).  The Partner Management Committee shall have the powers and responsibilities described in Section 4.2(d).

(b)           Membership.  Each member of the Partner Management Committee shall serve until such member's Special Withdrawal, Withdrawal, death, Disability or, other than with respect to Daniel S. Och, removal by a majority vote of the other members of the Partner Management Committee.  Upon Mr. Och's Withdrawal, death or Disability, the remaining members of the Partner Management Committee shall act by majority vote to either (1) replace Mr. Och with a Limited Partner to serve as Chairman, until such Limited Partner's Special Withdrawal, Withdrawal, death, Disability or removal by a majority vote of the other members of the Partner Management Committee or (2) reduce the size of the committee to the remaining members (in which case, there shall be no Chairman of the Partner Management Committee).  Upon a reconstitution as provided in clause (1) above, the Partner Management Committee shall have the rights of reconstitution described in the previous sentence in the event of the new Chairman's Special Withdrawal, Withdrawal, death, Disability or removal by a majority vote of the other members of the Partner Management Committee.  Upon the Special Withdrawal, Withdrawal, death, Disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy.

(c)           Procedure.  Meetings of the Partner Management Committee shall be held at such time, at such place and in such manner as the Chairman shall determine (or, in the case of there being no Chairman, at such times as a majority of the other members of the Partner Management Committee request).  When the Partner Management Committee acts by full committee, each member shall have one vote.  The Chairman of the Partner Management Committee shall have the ability to take action unilaterally as expressly set forth in this Agreement.  Where the Chairman acts unilaterally, no meeting need be held.  Members of the Partner Management Committee may participate in a meeting of the Partner Management Committee by means of telephone, video conferencing or other communications technology by means of which all Persons participating in the meeting can hear and be heard.  Any member of the Partner Management Committee who is unable to attend a meeting of the Partner Management Committee may grant in writing to another member of the Partner Management Committee such member's proxy to vote on any matter upon which action is to be taken at such meeting.  No meeting may be held without the attendance of a majority of the members of the Partner Management Committee, including the Chairman (if any). Any decision or action that may be approved by a vote of the Partner Management Committee in a meeting held in accordance with this Section 4.2 shall be equally valid if approved, without a meeting being held, by the written consent of members of the Partner Management Committee who could together have approved such decision or action by their votes at a meeting.  The Partner Management Committee shall conduct its business by such other procedures as approved in writing by a majority of its members including the Chairman.

(d)           Powers and Responsibilities.  The powers and responsibilities of the Partner Management Committee and its Chairman individually shall be limited to those powers and responsibilities set forth expressly in this Agreement (including, without limitation, in Sections 4.1, 4.2, 7.1, 8.1, 8.3, 8.4 and 10.2), and to the reconstitution of the Class B Shareholder Committee (by majority vote of the Partner Management Committee) pursuant to the Class B Shareholders Agreement; provided, however, that the General Partner may delegate in writing such further power and responsibilities to the Partner Management Committee or its Chairman as it shall deem necessary, advisable or appropriate in its sole and absolute discretion from time to time, which delegation may be set forth in this Agreement, as an amendment hereto (which shall not require the vote or approval of any Limited Partner) or a resolution duly adopted by the General Partner.

Section 4.3    Partner Performance Committee.

(a)           Establishment.  The General Partner hereby establishes a partner performance committee (the "Partner Performance Committee"), initially consisting of Daniel S. Och, David Windreich, Joel Frank, Michael Cohen, Zoltan Varga and Harold Kelly, with Daniel S. Och serving as its Chairman, until its membership is changed in accordance with Section 4.3(b).  The Partner Performance Committee shall have the powers and responsibilities described in Section 4.3(d).

(b)           Membership.  Each member of the Partner Performance Committee shall serve until such member's Special Withdrawal, Withdrawal, death, Disability or, other than with respect to Daniel S. Och, removal by a majority vote of the other members of the Partner Performance Committee.  Upon Mr. Och's Withdrawal, death or Disability, the remaining members of the Partner Performance Committee shall act by majority vote to (i) replace Mr. Och with a Limited Partner until such Limited Partner's Special Withdrawal,

Withdrawal, death, Disability or removal by a majority vote of the other members of the Partner Performance Committee and (ii) determine whether such Limited Partner shall serve as Chairman of the Partner Performance Committee.  The Partner Performance Committee shall have the rights of reconstitution described in the foregoing sentence in the event of the new Chairman's Special Withdrawal, Withdrawal, death, Disability or removal by a majority vote of the other members of the Partner Performance Committee.  Upon the Special Withdrawal, Withdrawal, death, Disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the Partner Performance Committee shall act by majority vote to fill such vacancy.

(c)           Procedure.  Meetings of the Partner Performance Committee shall be held at such time, at such place and in such manner as the Chairman shall determine (or, in the case of there being no Chairman, at such times as a majority of the other members of the Partner Performance Committee request).  When the Partner Performance Committee acts by full committee, each member shall have one vote and the vote of Daniel S. Och shall break any deadlock.  The Chairman of the Partner Performance Committee shall have the ability to take action as expressly set forth in this Agreement.  Where the Chairman acts unilaterally, no meeting need be held.  Members of the Partner Performance Committee may participate in a meeting of the Partner Performance Committee by means of telephone, video conferencing or other communications technology by means of which all Persons participating in the meeting can hear and be heard.  Any member of the Partner Performance Committee who is unable to attend a meeting of the Partner Performance Committee may grant in writing to another member of the Partner Performance Committee such member's proxy to vote on any matter upon which action is to be taken at such meeting.  No meeting may be held without the attendance of a majority of the members of the Partner Performance Committee, including the Chairman (if any).  Any decision or action that may be approved by a vote of the Partner Performance Committee in a meeting held in accordance with this Section 4.3 shall be equally valid if approved, without a meeting being held, by the written consent of members of the Partner Performance Committee who could together have approved such decision or action by their votes at a meeting.  The Partner Performance Committee shall conduct its business by such other procedures as approved in writing by a majority of its members including the Chairman.

(d)           Powers and Responsibilities.  The powers and responsibilities of the Partner Performance Committee and its Chairman individually shall be limited to those powers and responsibilities set forth expressly elsewhere in this Agreement (including, without limitation, in Sections 4.1, 4.3 and 8.3); provided, however, that the General Partner may delegate in writing such further power and responsibilities to the Partner Performance Committee or its Chairman as it shall deem necessary, advisable or appropriate in its sole and absolute discretion from time to time, which delegation may be set forth in this Agreement, as an amendment hereto (which shall not require the vote or approval of any Limited Partner) or a resolution duly adopted by the General Partner.

Section 4.4    Books and Records; Accounting.  The General Partner shall have responsibility for the day-to-day management and general oversight of the accounting and finance function of the Partnership and shall keep at the principal office of the Partnership (or at such other place as the General Partner shall determine) true and complete books and records regarding the status of the business and financial condition and results of operations of the

Partnership.  The books and records of the Partnership shall be kept in accordance with the federal income tax accounting methods and rules determined by the General Partner, which methods and rules shall reflect all transactions of the Partnership and shall be appropriate and adequate for the business of the Partnership.

Section 4.5    Expenses.  Except as otherwise provided in this Agreement, the Partnership shall be responsible for and shall pay out of funds of the Partnership determined by the General Partner to be available for such purpose, all expenses and obligations of the Partnership, including, without limitation, those incurred by the Partnership or the General Partner or their Affiliates, or the Partner Management Committee or the Partner Performance Committee in connection with the formation, conversion, operation or management of the Partnership and the business conducted by the Partnership, in organizing the Partnership and preparing, negotiating, executing, delivering, amending and modifying this Agreement.

Section 4.6    Partnership Tax and Information Returns.

(a)           The Partnership shall use commercially reasonable efforts to timely file all returns of the Partnership that are required for U.S. federal, state and local income tax purposes.  The Tax Matters Partner shall use commercially reasonable efforts to furnish to all Partners necessary tax information as promptly as possible after the end of the Fiscal Year; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Partnership holds a direct or indirect interest.  Each Partner agrees to file all U.S. federal, state and local tax returns required to be filed by it in a manner consistent with the information provided to it by the Partnership.  The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal, state and local income tax purposes.

(b)           Except as otherwise provided herein, the General Partner, in its sole and absolute discretion, shall determine whether the Partnership should make any elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions.

(c)           The General Partner shall designate one Partner as the Tax Matters Partner (as defined in the Code).  The Tax Matters Partner shall be the General Partner until the General Partner designates another Partner in writing.  The Tax Matters Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.  Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

(d)           Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to assist or cause the Partnership or any of its Subsidiaries to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required or elects to withhold or otherwise pays over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the General Partner may, in its sole and absolute discretion, treat the amount withheld as a distribution of cash pursuant to Section 7.1 or Article IX in the amount of such withholding from or with respect to such Partner or the amount paid over as an expense to be borne by the Partners generally.

ARTICLE V

CONTRIBUTIONS AND CAPITAL ACCOUNTS

Section 5.1    Capital Contributions.

(a)           Limited Partners may make Capital Contributions at such times and in such amounts as shall be determined by the General Partner in its sole and absolute discretion; provided, however, that (i) no Original Related Trust or Subsequent Related Trust shall be obligated to make Capital Contributions pursuant to this Section 5.1(a) and (ii) no other Related Trust shall be obligated to make Capital Contributions pursuant to this Section 5.1(a) unless otherwise determined by the General Partner.

(b)           In the event that the Partnership is required at any time to return any distributions it has received from any fund or investment vehicle or other entity, each Partner agrees to make a Capital Contribution in proportion to its Percentage Interest to enable the Partnership to return such distributions.

Section 5.2    Capital Accounts.

(a)           The General Partner shall maintain, for each Partner owning Units or Class C Non-Equity Interests, a separate Capital Account with respect to such Partner in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to any such Units or Class C Non-Equity Interests pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.2(b) and allocated with respect to any such Units and Class C Non-Equity Interests pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to any such Units and Class C Non-Equity Interests pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.2(b) and allocated with respect to any such Units pursuant to Section 6.1.  Except as otherwise indicated in this Agreement, the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

(b)           For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose); provided, however, that:

(i)           Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(ii)           Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

(iii)           The Capital Account balance of each Partner and the Carrying Value of all Partnership Property shall be adjusted in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the Partner's allocable share (as determined under Article IV) of the items of Net Income or Net Loss that would be realized by the Partnership if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on (a) the date of the acquisition of any additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date any interest in the Partnership is relinquished to the Partnership; or (d) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b) (c) and (d) above shall be made only if the General Partner, in its sole and absolute discretion, determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners.

(c)           A transferee of Units shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Units so Transferred, unless otherwise determined by the General Partner.

(d)           Notwithstanding anything expressed or implied to the contrary in this Agreement, no Partner shall have the right to request, demand, or receive any distribution in respect of such Partner's Capital Account from the Partnership (other than as expressly provided in Article VII or Article IX).

Section 5.3    Determinations by General Partner.  Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the General Partner shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Partners, the General Partner may make such modification.

ARTICLE VI

ALLOCATIONS

Section 6.1          Allocations for Capital Account Purposes.  For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.2(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a)           Net Income.  Subject to the terms of any Unit Designation, after giving effect to the special allocations set forth in Section 6.1(c), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Partners: first, with respect to Partners that have Class C Non-Equity Interests, in amounts, if any, as determined by Class C Approval in respect of each such Partner for such taxable year and, second, in accordance with the respective Percentage Interests of the Partners.

(b)           Net Loss.  Subject to the terms of any Unit Designation, after giving effect to the special allocations set forth in Section 6.1(c), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests; provided, however, that to the extent any allocation of Net Loss would cause any Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Partners in accordance with their respective Percentage Interests.

(c)           Special Allocations.  Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i)           Partnership Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision.  For purposes of this Section 6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Section 6.1(c)(iii) and 6.1(c)(vi)).

This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)           Chargeback of Partner Nonrecourse Debt Minimum Gain.  Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions.  For purposes of this Section 6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i) and other than an allocation pursuant to Section 6.1(c)(v) and 6.1(c)(vi), with respect to such taxable period.  This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)           Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(c)(i) or (ii).  This Section 6.1(c)(iii) is intended to qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)           Gross Income Allocations.  In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement.

(v)           Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests.  If the General Partner determines that the Partnership's

Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi)           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)           Nonrecourse Liabilities.  Nonrecourse Liabilities of the Partnership described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Partners in the manner chosen by the General Partner and consistent with such Treasury Regulation.

(viii)                      Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix)           Curative Allocation.  The Required Allocations are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Partners that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 6.1(c)(ix).  Therefore, notwithstanding any other provision of this Article VI (other than the Required Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Required Allocations were not part of this Agreement and all Partnership items were allocated pursuant to the economic agreement among the Partners.

(x)           The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(c)(ix) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(ix) among the Partners in a manner that is likely to minimize such economic distortions.

(xi)           The Partnership shall specially allocate an amount of gross income equal to the Expense Amount to the General Partner.

Section 6.2    Allocations for Tax Purposes.

(a)           Except as otherwise provided herein, each item of income, gain, loss and deduction shall be allocated, for U.S. federal income tax purposes, among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)           In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Partners as follows:

(i)           (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

(ii)           (A) In the case of an Adjusted Property, such items attributable thereto shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Book-Tax Disparity of such property, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

(iii)           The General Partner may cause the Partnership to eliminate Book-Tax Disparities using any method or methods described in Treasury Regulation Section 1.704-3 or that it determines is appropriate, in its sole and absolute discretion.

(c)           For the proper administration of the Partnership, the General Partner, as it determines in its sole and absolute discretion is necessary or appropriate to execute the provisions of this Agreement and to comply with U.S. federal, state and local tax law, may (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof); and (iv) adopt and employ methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C)

the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of holders of Units, (E) the provision of tax information and reports to the holders of Units, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the Transfer of Units and (J) tax compliance and other tax-related requirements, including without limitation, the use of computer software.

(d)           All items of income, gain, loss, deduction and credit recognized by the Partnership for U.S. federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner in its sole and absolute discretion) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(e)           For purposes of determining the items of Partnership income, gain, loss, deduction, or credit allocable to any Partner with respect to any period, such items shall be determined on a daily, monthly, quarterly or other basis, as determined by the General Partner in its sole and absolute discretion using any permissible method under Code Section 706 and the Regulations thereunder.

ARTICLE VII

DISTRIBUTIONS

Section 7.1    Distributions.

(a)           No Partner shall have the right to withdraw capital or demand or receive distributions or other returns of any amount in his Capital Account, except as expressly provided in this Article VII or Article IX.

(b)           Subject to the terms of any Unit Designation, distributions in respect of Units shall be made to the Partners in the following order:

(i)           First, Tax Distributions shall be made pursuant to Section 7.3;

(ii)           Second, an Expense Amount Distribution shall be made pursuant to Section 7.4.

(iii)           Third, distributions, if any, shall be made to the relevant Limited Partners in respect of Class C Non-Equity Interests as and when determined by Class C Approval.

(iv)           Fourth, distributions shall be made as and when determined by the General Partner in its sole and absolute discretion in accordance with the Partners' respective Percentage Interests.

(v)           Notwithstanding the foregoing, in the event of a sale or dissolution of the Partnership, all distributions shall be made in accordance with Section 9.4.

Section 7.2                                Distributions in Kind.  The General Partner may cause the Partnership to make distributions of assets in kind in its sole and absolute discretion.  Whenever the distributions provided for in Section 7.1 shall be distributable in property other than cash, the value of such distribution shall be the fair market value of such property determined by the General Partner in good faith, and in the event of such a distribution there shall be allocated to the Partners in accordance with Article VI the amount of Net Income or Net Loss that would result if the distributed asset had been sold for an amount in cash equal to its fair market value at the time of the distribution.  No Partner shall have the right to demand that the Partnership distribute any assets in kind to such Partner.

Section 7.3                                Tax Distributions.  Subject to §17-607 of the Act, and unless determined otherwise by the General Partner in its sole discretion, the Partnership shall make distributions to each Partner for each calendar quarter ending after the date hereof as follows (collectively, the "Tax Distributions"):

(a)           On or before the 10th day following the end of the First Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the First Quarterly Period less the aggregate amount of Prior Distributions previously made to such Partner during such calendar year, excluding any Tax Distribution with respect to a previous calendar year;

(b)           On or before the 10th day following the end of the Second Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the Second Quarterly Period less the aggregate amount of Prior Distributions previously made to such Partner during such calendar year, excluding any Tax Distribution with respect to a previous calendar year;

(c)           On or before the 10th day following the end of the Third Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the Third Quarterly Period less the aggregate amount of Prior Distributions previously made to such Partner during such calendar year, excluding any Tax Distribution with respect to a previous calendar year;

(d)           On or before the 10th day following the end of the Fourth Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the Fourth Quarterly Period less the aggregate amount of Prior Distributions previously made to such Partner during such calendar year, excluding any Tax Distribution with respect to a previous calendar year; and

(e)           Tax Distributions shall be made on the basis of a calendar year regardless of the Fiscal Year used by the Partnership.  To the extent the General Partner determines in its sole and absolute discretion that the distributions made under the foregoing subsections (a) through (d) are insufficient to satisfy the Partners' Presumed Tax Liability for the applicable calendar year, on or before the April 10th immediately following the applicable calendar year, an amount that the General Partner determines in its reasonable discretion will be sufficient to allow each Partner to satisfy his Presumed Tax Liability for the applicable calendar year, after taking into account all Prior Distributions made to the Partners with respect to the applicable calendar year, excluding any Tax Distribution with respect to a previous calendar year.

(f)           Notwithstanding any other provision of this Agreement, other than Section 7.3(g), Tax Distributions shall be made: (i) to all Partners pro rata in accordance with their Percentage Interests; and (ii) as if each distributee Partner was allocated an amount of income in each Quarterly Period in respect of such Partner's Units equal to the product of (x) the highest amount of income allocated to any Partner with respect to his Units, calculated on a per-Unit basis, taking into account any income allocations pursuant to Section 6.2 hereof and disregarding any adjustment required by Section 734 or Section 743 of the Code, multiplied by (y) the amount of Units held by such distributee Partner.

(g)           Subject to the limitations set forth in this Section 7.3, the Partnership shall make distributions in respect of the tax liability of a Partner arising from the allocation of any items hereunder to Class C Non-Equity Interests applying principles similar to the principles for determining Tax Distributions and Presumed Tax Liability, and amounts so allocated, determined or distributed with respect to Class C Non-Equity Interests of a Partner shall not be taken into account in determining any Tax Distributions in respect of Units.

Section 7.4    Expense Amount Distributions.  The Partnership shall distribute any Expense Amount to the General Partner at such times as the General Partner shall determine in its sole discretion (an "Expense Amount Distribution").

Section 7.5    Borrowing.  Subject to Section 17-607 of the Act, the Partnership may borrow funds in order to make the Tax Distributions or Expense Amount Distributions.

Section 7.6    Restrictions on Distributions.  The foregoing provisions of this Article VII to the contrary notwithstanding, no distribution shall be made: (a) if such distribution would violate any contract or agreement to which the Partnership is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Partnership; (b) to the extent that the General Partner, in its sole and absolute discretion, determines that any amount otherwise distributable should be retained by the Partnership to pay, or to establish a reserve for the payment of, any liability or obligation of the Partnership, whether liquidated, fixed, contingent or otherwise; or (c) to the extent that the General Partner, in its sole and absolute discretion, determines that the cash available to the Partnership is insufficient to permit such distribution.

ARTICLE VIII

TRANSFER OR ASSIGNMENT OF INTEREST; CESSATION OF PARTNER STATUS

Section 8.1    Transfer and Assignment of Interest.

(a)           OZ Limited Partners.  Notwithstanding anything to the contrary herein, Transfers of Class A Common Units may only be made by OZ Limited Partners (x) in accordance with the other provisions of this Article VIII (including, without limitation, the vesting provisions in Section 8.4, except as expressly set forth in this Section 8.1(a) in respect of Transfers by Original Related Trusts), and (y) subject to Section 2.13(g).  During the Restricted Period, no OZ Limited Partner shall be permitted to Transfer Class A Common Units unless, following the date of such Transfer, the relevant Individual Limited Partner and its Related Trusts continue to hold in the aggregate at least 25% of the Class A Common Units of such Partners that have vested on or before the date of such Transfer, without regard to dispositions (such requirements, the "Minimum Retained Ownership Requirements").  An OZ Limited Partner may not Transfer all or any of such Partner's Units without the prior written approval of the General Partner, which approval may be granted or withheld, with or without reason, in the General Partner's sole and absolute discretion; provided, however, that, without the prior written approval of the General Partner, (i) an Original Related Trust may Transfer its Interest (including any unvested Units) in accordance with its Related Trust Supplementary Agreement to the relevant Subsequent Related Trust (provided, however, that such Subsequent Related Trust remains subject to the same vesting requirements in accordance with Section 8.4 as the transferring Original Related Trust had been before its Withdrawal), (ii) the Related Trust of any Individual Limited Partner may, at any time, subject to Section 2.13(g), Transfer such Related Trust's Class A Common Units (including any unvested Units) to such Individual Limited Partner as authorized by the terms of the relevant trust agreement (provided, however, that such Individual Limited Partner remains subject to the same vesting requirements in accordance with Section 8.4 as the transferring Related Trust had been before the Transfer), and (iii) any OZ Limited Partner may, at any time, subject to the Minimum Retained Ownership Requirements and Section 2.13(g), and provided further that the relevant Units have vested in accordance with Section 8.4, (A) Transfer any of such Partner's Units in accordance with the Exchange Agreement, (B) Transfer any of such Partner's Units to a Permitted Transferee of such Partner with PMC Approval, which PMC Approval may not be unreasonably withheld, (C) Transfer the Class A Common Units (including all distributions thereon that would otherwise be received after the relevant date of Withdrawal) received by such Partner pursuant to Sections 2.13(g) and 8.3(a) to the extent permitted thereby, (D) Transfer by operation of law upon the death of an Individual Limited Partner or (E) Transfer any of such Partner's Units to the extent permitted or required by Section 8.5 or 8.6.  In addition, subject to Section 2.13(g) and the Minimum Retained Ownership Requirements, with prior PMC Approval, each OZ Limited Partner and such OZ Limited Partner's Permitted Transferees may Transfer Units that have vested in accordance with applicable securities laws.  The foregoing restrictions on Transfer and the Minimum Retained Ownership Requirements may be waived at any time with PMC Approval.  A Limited Partner shall cease to be a Partner if, following a Transfer, he no longer has any Interest in the Partnership.  An Original Related Trust shall cease to be a Partner, without the prior written consent of the General Partner, following the Transfer of such Original Related Trust's Interest in accordance with its Related Trust Supplementary Agreement to the relevant Subsequent Related Trust.

(b)           The Ziff Partner.  Provided that the relevant Units have vested in accordance with Section 8.4, the Ziff Partner may (i) Transfer any of such Partner's Units in accordance with the Exchange Agreement, (ii) Transfer Class A Common Units to public charities with PMC Approval, which approval shall not be unreasonably withheld, or (iii)

Transfer any of such Partner's Units to the extent permitted by Section 8.5.  The foregoing restrictions on Transfer may be waived at any time with PMC Approval.  In the event that a Transfer of the Ziff Partner's Units is made, directly or indirectly, in accordance with this Section 8.1(b) to a natural person, the Units of such natural person may be Transferred upon his death by operation of law.

(c)           Transfer and Exchange.  When a request to register a Transfer of Units, together with the relevant Certificates of Ownership, if any, is presented to the Transfer Agent, the Transfer Agent shall register the Transfer or make the exchange on the register or transfer books of the Transfer Agent if the requirements set forth in this Section 8.1 for such transactions are met; provided, however, that any Certificates of Ownership presented or surrendered for registration of Transfer or exchange shall be duly endorsed or accompanied by a written instrument of Transfer in form satisfactory to the Transfer Agent duly executed by the holder thereof or his attorney duly authorized in writing.  The Transfer Agent shall not be required to register a Transfer of any Units or exchange any Certificate of Ownership if such purported Transfer would cause the Partnership to violate the Securities Act, the Exchange Act, the Investment Company Act (including by causing any violation of the laws, rules, regulations, orders and other directives of any governmental authority) or otherwise violate this Section 8.1.  In the event of any Transfer, the transferring Partner shall provide the address and facsimile number for each transferee as contemplated by Section 10.10 and shall cause each transferee to agree in writing to comply with the terms of this Agreement.

(d)           Publicly Traded Partnership.  No Transfer shall be permitted (and, if attempted, shall be void ab initio) if the General Partner determines in its sole and absolute discretion that such a Transfer would pose a risk that the Partnership would be a "publicly traded partnership" as defined in Section 7704 of the Code.

(e)           Securities Laws.  Each Partner and each assignee thereof hereby agrees that it will not effect any Transfer of all or any part of its Interest in the Partnership (whether voluntarily, involuntarily or by operation of law) in any manner contrary to the terms of this Agreement or that violates or causes the Partnership or the Partners to violate the Securities Act, the Exchange Act, the Investment Company Act, or the laws, rules, regulations, orders and other directives of any governmental authority.

Section 8.2    Withdrawal by General Partner.  The General Partner shall not cease to act as the General Partner of the Partnership without the prior written approval of the Limited Partners holding a majority of the outstanding Class B Common Units.

Section 8.3    Withdrawal and Special Withdrawal of Limited Partners.

(a)           Withdrawal.

(i)           An Individual Limited Partner (other than Daniel S. Och in the case of the following clauses (A) and (B)) shall immediately cease to be actively involved with the Partnership and its Affiliates (such event, a "Withdrawal"): (A) for Cause (as determined by the General Partner in its sole and absolute discretion) upon notice to the Individual Limited Partner from the General Partner; (B) for any reason or no reason upon a determination by majority vote of the Partner Performance Committee (which, if the Partner Performance Committee has a Chairman, may only be made upon the recommendation of such Chairman) and notice of such determination to the Individual Limited Partner from the Partner Performance Committee; or (C) upon the Individual Limited Partner otherwise (except as a result of death, Disability or a Special Withdrawal) ceasing to be, or providing notice to the General Partner of his intention to cease to be, actively involved with the Partnership and its Affiliates.  In the event of the Withdrawal of an Individual Limited Partner, such Individual Limited Partner's Related Trusts, if any, shall be subject to a required Withdrawal.

(ii)           In the event of the Withdrawal of an Individual Original Partner prior to the fifth anniversary of the Closing Date (other than where the Withdrawal is due to a breach of any of the non-competition covenants in Section 2.13(b), in which case the provisions of Section 2.13(g) shall apply), all of the Class A Common Units (including all distributions thereon that would otherwise be received after the date of Withdrawal) of such Individual Original Partner and its Related Trusts, if any, that have not yet vested in accordance with Section 8.4 shall cease to vest with respect to such Partners and upon the Reallocation Date shall be reallocated to each Continuing Partner in such a manner that each such Continuing Partner receives Class A Common Units in proportion to the total number of Original Class A Common Units of such Continuing Partner and its Original Related Trusts.  Any reallocated Class A Common Units received by a Continuing Partner pursuant to this Section 8.3(a) shall be deemed for all purposes of this Agreement to be Class A Common Units of such Continuing Partner and subject to the same vesting requirements in accordance with Section 8.4 as the transferring Limited Partner had been before his Withdrawal; provided, however, that such Continuing Partner shall be permitted to exchange fifty percent (50%) of such number of Class A Common Units (and sell any Class A Shares issued in respect thereof), notwithstanding the transfer restrictions set forth in Section 8.1 in the event that the Exchange Committee (as defined in the Exchange Agreement) determines in its sole discretion that the reallocation is taxable; provided, however, that such exchange of Class A Common Units is made in accordance with the Exchange Agreement.

(b)           Special Withdrawal.

(i)           An Individual Limited Partner (other than Daniel S. Och) may be required to no longer be actively involved with the Partnership and its Affiliates for any reason other than Cause, in the sole and absolute discretion of the General Partner (such event, a "Special Withdrawal"), which shall not constitute a Withdrawal.  Upon the Special Withdrawal of an Individual Limited Partner, such Individual Limited Partner's Related Trusts, if any, shall also be subject to a Special Withdrawal.

(ii)           In the event of the Special Withdrawal of any Limited Partner, such Limited Partner's Class A Common Units shall continue to vest in accordance with Section 8.4.

(c)           Upon a Withdrawal or Special Withdrawal, an Individual Limited Partner shall: (i) have no right to access or use the property of the Partnership or its Affiliates, and (ii) not be permitted to provide services to, or on behalf of, the Partnership or its Affiliates.

(d)           The provisions of Sections 8.3(a) and 8.3(b) may be amended, supplemented, modified or waived with PMC Approval.

(e)           Except as expressly provided in this Agreement, no event affecting a Partner, including death, bankruptcy, insolvency or withdrawal from the Partnership, shall affect the Partnership.

(f)           Following the Withdrawal of an OZ Limited Partner, from the applicable Reallocation Date such Limited Partner will be required to pay the same management fees and shall be subject to the same incentive allocation with respect to any remaining investments by such Limited Partner in any fund or account managed by Och-Ziff or any of its Subsidiaries as are applicable to other Investors that are not Affiliates of Och-Ziff in such funds or accounts.

Section 8.4    Vesting.

(a)           All Class A Common Units purchased, indirectly, with proceeds from the IPO (including proceeds from any exercise of the Underwriter Option) and the DIC Sahir Transaction will be deemed to have fully vested on issuance and such purchase (and will be immediately cancelled after such purchase).

(b)           Subject to Sections 2.13(g) and 8.3(a), all Original Class A Common Units held by a Partner shall vest in equal installments on each anniversary date of the Closing Date for five years, beginning on the first anniversary date of the Closing Date; provided, however, that upon a Withdrawal (but not a Special Withdrawal), all unvested Units shall cease to vest and shall be reallocated pursuant to Section 8.3(a); and provided, however, that this Section 8.4(b) shall not prevent the Transfer of the unvested Interest of any Original Related Trust (including unvested Class A Common Units) in accordance with its Related Trust Supplementary Agreement to the relevant Subsequent Related Trust or the Transfer of unvested Class A Common Units of an Individual Limited Partner's Related Trust to such Individual Limited Partner as authorized by the terms of the relevant trust agreement.  In the event of the death or Disability of an Individual Limited Partner or in the event of a Transfer of any of such Individual Limited Partner's Class A Common Units, such Class A Common Units shall continue to vest on the same schedule as set forth above.  These vesting requirements may be waived at any time with PMC Approval.

(c)           All Class B Common Units will be fully vested on issuance.

(d)           All Class C Non-Equity Interests held by a Limited Partner shall be cancelled upon the death, Disability, Withdrawal or Special Withdrawal of such Limited Partner.

(e)           Units issued to Additional Limited Partners shall be subject to vesting, if at all, as described in Section 3.2(e).

Section 8.5    Tag-Along Rights.

(a)           Notwithstanding anything to the contrary in this Agreement, prior to the consummation of a proposed Tag-Along Sale, the Potential Tag-Along Sellers shall be afforded the opportunity to participate in such Tag-Along Sale on a pro rata basis, as provided in Section 8.5(b) below.

(b)           Prior to the consummation of a Tag-Along Sale, the OZ Limited Partners participating in such Tag-Along Sale (the "Tag-Along Sellers") shall cause the Tag-Along Purchaser to offer in writing (such offer, a "Tag-Along Offer") to purchase each Potential Tag-Along Seller's Tag-Along Securities.  In addition, the Tag-Along Offer shall set forth the consideration for which the Tag-Along Sale is proposed to be made and all other material terms and conditions of the Tag-Along Sale.  If the Tag-Along Offer is accepted by some or all of such Potential Tag-Along Sellers within five Business Days after its receipt then the number of Class A Shares and/or Class A Common Units to be sold to the Tag-Along Purchaser by the Tag-Along Sellers shall be reduced by the number of Class A Shares and/or Class A Common Units to be purchased by the Tag-Along Purchaser from such accepting Potential Tag-Along Sellers.  The purchase from the accepting Potential Tag-Along Sellers shall be made on the same terms and conditions (including timing of receipt of consideration and choice of consideration, if any) as the Tag-Along Purchaser shall have offered to the Tag-Along Sellers, and the accepting Potential Tag-Along Sellers shall otherwise be required to transfer the Class A Shares and/or Class A Common Units to the Tag-Along Purchaser upon the same terms, conditions, and provisions as the Tag-Along Sellers, including making the same representations, warranties, covenants, indemnities and agreements that the Tag-Along Sellers agree to make.

(c)           Each OZ Limited Partner acknowledges that, if he participates in a "Tag-Along Sale" (as defined in the DIC Sahir Transaction Agreement), DIC Sahir has certain "Tag-Along Rights" as set forth in the DIC Sahir Transaction Agreement and such OZ Limited Partner agrees that, notwithstanding anything to the contrary in this Section 8.5, in the event he does participate in such a "Tag-Along Sale" then he will act in accordance with the provisions in the DIC Sahir Transaction Agreement relating to "Tag-Along Rights" as if it were a party thereto.

Section 8.6    Drag-Along Rights.

(a)           Prior to the consummation of a proposed Drag-Along Sale, the Drag-Along Sellers may, at their option, require each other OZ Limited Partner to sell its Drag-Along Securities to the Drag-Along Purchaser by giving written notice (the "Notice") to such other OZ Limited Partners not later than ten Business Days prior to the consummation of the Drag-Along Sale (the "Drag-Along Right"); provided, however, that if the Drag Along Right is exercised by the Drag-Along Sellers, all OZ Limited Partners shall sell their Drag-Along Securities to the Drag-Along Purchaser on the same terms and conditions, including the class of security, the consideration per Company Security and the date of sale, as applicable to the Drag-Along Sellers.  The Notice shall contain written notice of the exercise of the Drag-Along Right pursuant to this Section 8.6, setting forth the consideration to be paid by the Drag-Along Purchaser and the other material terms and conditions of the Drag-Along Sale.

(b)           Within five Business Days following the date of the Notice, the Drag-Along Sellers shall have delivered to them by the other OZ Limited Partners their Drag-Along Securities together with a limited power-of-attorney authorizing such Drag-Along Sellers to sell such other OZ Limited Partner's Drag-Along Securities pursuant to the terms of the Drag-Along Sale and such other transfer instruments and other documents as are reasonably requested by the Drag-Along Sellers in order to effect such sale.

(c)           Each OZ Limited Partner agrees that, notwithstanding anything to the contrary in this Section 8.6, it shall participate in a "Drag-Along Sale" (as defined in the DIC Sahir Transaction Agreement) in accordance with, and to the extent required by, the provisions in the DIC Sahir Transaction Agreement relating to "Drag-Along Rights" as if it were a party thereto.

ARTICLE IX

DISSOLUTION

Section 9.1    Duration and Dissolution.  The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

(a)           the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act; and

(b)           the determination of the General Partner to dissolve the Partnership.

Except as provided in this Agreement, the death, Disability, resignation, expulsion, bankruptcy or dissolution of any Partner or the occurrence of any other event which terminates the continued participation of any Partner in the Partnership shall not cause the Partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the General Partner, the holders of a majority of the outstanding Class B Common Units may, pursuant to prior written consent to such effect, replace the General Partner with another Person, who shall, after executing a written instrument confirming such Person's agreement to be bound by all the terms and provisions of this Agreement, (i) become a successor General Partner for all purposes hereunder, (ii) be vested with the powers and rights of the replaced General Partner, and (iii) be liable for all obligations and responsible for all duties of the replaced General Partner from the date of such replacement.

Section 9.2    Notice of Liquidation.  The General Partner shall give each of the Partners prompt written notice of any liquidation, dissolution or winding up of the Partnership.

Section 9.3    Liquidator.  Upon dissolution of the Partnership, the General Partner may select one or more Persons to act as a liquidating trustee for the Partnership (such Person, or the General Partner, the "Liquidator").  The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the outstanding Class B Common Units (subject to the terms of any Unit Designation).  The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the outstanding Class B Common Units (subject to the terms of any Unit Designation).  Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the General Partner (or, in the case of the removal of the Liquidator by holders of units, by holders of a majority of the outstanding Class B Common Units (subject to the terms of any Unit Designation)).  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Section 9.3, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 9.4    Liquidation.  The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Act and the following:

(a)           Subject to Section 9.4(d), the assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree.  If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 9.4(d) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners.  Notwithstanding anything to the contrary contained in this Agreement, the Partners understand and acknowledge that a Partner may be compelled to accept a distribution of any asset in kind from the Partnership despite the fact that the percentage of the asset distributed to such Partner exceeds the percentage of that asset which is equal to the percentage in which such Partner shares in distributions from the Partnership.  The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners.  The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)           Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 9.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VII.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)           Subject to the terms of any Unit Designation, all property and all cash in excess of that required to discharge liabilities as provided in Section 9.4(b) shall be distributed to the Partners in accordance with and to the extent of the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 9.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined by the General Partner) and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

(d)           Notwithstanding any other provision of this Agreement, if, upon the dissolution and liquidation of the Partnership pursuant to this Article IX and after all other allocations provided for in Section 6.1 have been tentatively made as if this Section 9.4 were not in this Agreement, either (i) the positive Capital Account balance attributable to one or more Units having a liquidation preference is not equal to such liquidation preference, or (ii) the quotient obtained by dividing the positive balance of a Partner's Capital Account with respect to Common Units by the aggregate of all Partners' Capital Account balances with respect to Common Units at such time would differ from such Partner's Percentage Interest, then the General Partner, in its sole and absolute discretion, may decide that Net Income (and items thereof) and Net Loss (and items thereof) for the Fiscal Year in which the Partnership dissolves and liquidates pursuant to this Article IX shall be allocated among the Partners (x) first, to the extent necessary to ensure that the Capital Account balance attributable to a Unit having a liquidation preference is equal to such liquidation preference, and (y) second, in a manner such that the positive balance in the Capital Account of each Partner with respect to Common Units, immediately after giving effect to such allocation, is, as nearly as possible, equal to each such Partner's Percentage Interest.  The General Partner, in its sole and absolute discretion, may apply the principles of this Section 9.4(d) to any Fiscal Year preceding the Fiscal Year in which the Partnership dissolves and terminates (including through application of Section 761(e) of the Code) if delaying application of the principles of this Section 9.4(d) would likely result in Capital Account balances that are materially different from the Capital Account balances set forth in clauses (x) and (y) of the preceding sentence.

Section 9.5    Capital Account Restoration.  No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

ARTICLE X

MISCELLANEOUS

Section 10.1    Incorporation of Agreements.  The Exchange Agreement and the Tax Receivable Agreement shall each be treated as part of this Agreement as described in Section 761(c) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).

Section 10.2    Amendment to the Agreement.

(a)           Except as may be otherwise required by law, this Agreement may be amended by the General Partner without the consent or approval of any Partners, subject to the rights of the Ziff Partner in Section 10.2(b), provided, however, that, except as expressly provided herein (including, without limitation, Sections 3.2, 5.2(d) and 10.2(c)), (i) if an amendment adversely affects the rights (not including any rights relating to the Class C Non-Equity Interests) of an Individual Limited Partner or any Related Trust thereof (other than the Ziff Partner or any transferee thereof) other than on a pro rata basis with other holders of Units of the same class, such Individual Limited Partner must provide his prior written consent to the amendment, (ii) no amendment may adversely affect the rights (not including any rights relating to the Class C Non-Equity Interests) of the holders of a class of Units (or any group of such holders) (other than the Ziff Partner or any transferee thereof) without the prior written consent of Individual Limited Partners that (together with their Related Trusts) hold a majority of the outstanding Units of such class (or of such group) then owned by all OZ Limited Partners, (iii) the provisions of this Section 10.2(a) may not be amended without the prior written consent of Individual Limited Partners that (together with their Related Trusts) hold a majority of the Class A Common Units then owned by all OZ Limited Partners, and (iv) the provisions of Sections 8.3(a), 8.3(b) and 8.4 may only be amended with PMC Approval.  For the purposes of this Section 10.2(a), any Units owned by a Related Trust of an Individual Limited Partner shall be treated as being owned by such Individual Limited Partner.  Subject to the foregoing, and to the rights of the Ziff Partner in Section 10.2(b) below, the General Partner may enter into Partner Agreements with any Limited Partner that affect the terms hereof and the terms of such Partner Agreement shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

(b)           No amendment to this Agreement (or any other action described in Section 10.2(c)) which is materially adverse to the Ziff Partner may be made without the prior written consent of the Ziff Partner, unless such amendment (or such other action) similarly affects all or a substantial number of the other Partners, in which case the consent of the Ziff Partner shall not be required; provided, however, that no amendment (or such other action) may be made without the prior written consent of the Ziff Partner if such amendment (or such other action) would have the effect of (i) adversely altering the rights of holders of Class A Common Units without similarly altering the rights of holders of Class B Common Units, except to the extent that such alteration of the rights of holders of Class A Common Units is required by applicable law or regulation, (ii) adversely altering the Ziff Partner’s rights to Transfer its Interest or to participate in any registrations pursuant to the Registration Rights Agreement or Section 8.5, except to the extent that such alteration is required by applicable law or regulation, (iii) reducing the Ziff Partner's Interest in greater proportion than the Interests of Daniel S. Och and his Related Trusts in Class A Common Units is reduced, (iv) reducing distributions to the Ziff Partner in greater proportion than distributions to Daniel S. Och and his Related Trusts, solely in his capacity as a holder of Class A Common Units and not in any other capacity including his capacity as a holder of Class C Non-Equity Interests, are reduced, or (v) reducing distributions to the Ziff Partner in greater proportion than distributions to the holders of Class B Common Units are reduced.  Except as expressly set forth in this Section 10.2(b), the Ziff Partner and its successors, assigns, heirs and transferees shall have no voting, consent or approval rights with respect to any matter.

(c)           It is acknowledged and agreed that none of the admission of any Additional Partner, the adoption of any Unit Designation, the issuance of any Units or Class C Non-Equity Interests, or the delegation of any power or authority to any committee (or its chairman) shall be considered an amendment of this Agreement that requires the approval of any Limited Partner; provided that any such action shall be subject to Section 10.2(b).

Section 10.3    Successors, Counterparts.  This Agreement and any amendment hereto in accordance with Section 10.2 shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Partners, and may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

Section 10.4    Applicable Law; Submission to Jurisdiction; Severability.

(a)           This Agreement and the rights and obligations of the Partners shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware, other than in respect of Section 2.13 which shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of New York without regard to choice of law rules that would apply the law of any other jurisdiction.

(b)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

(c)           Each International Partner irrevocably consents and agrees that (i) any action brought to compel arbitration or in aid of arbitration in accordance with the terms of this Agreement, (ii) any action confirming and entering judgment upon any arbitration award, and (iii) any action for temporary injunctive relief to maintain the status quo or prevent irreparable harm, may be brought in the state and federal courts of the State of New York and, by execution and delivery of this Agreement, each International Partner hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts for such purpose and to the non-exclusive jurisdiction of such courts for entry and enforcement of any award issued hereunder.

(d)           Each Partner that is not an International Partner hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the state and federal courts of the State of New York for any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof.

(e)           Each Partner further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified or registered mail return receipt requested or by receipted courier service in the manner set forth in Section 10.10, provided that each International Partner hereby irrevocably designates CT Corporation System, 111 Eighth Avenue, Broadway, New York, New York 10011, as his designee, appointee and agent to receive, for and on behalf of himself, service of process in the jurisdictions set forth above in any such action or proceeding and such service shall, to the extent permitted by applicable law, be deemed complete ten (10) days after delivery thereof to such agent, and provided further that, although it is understood that a copy of such process served on such agent will be promptly forwarded by mail to the relevant International Partner, the failure of such International Partner to receive such copy shall not, to the extent permitted by applicable law, affect in any way the service of such process.

Section 10.5    Arbitration.

(a)           Any dispute, controversy or claim between the Partnership and one or more International Partners arising out of or relating to this Agreement or the breach, termination or validity thereof or concerning the provisions of this Agreement, including whether or not such a dispute, controversy or claim is arbitrable ("International Dispute") shall be resolved by final and binding arbitration conducted in English by three arbitrators in New York, New York, in accordance with the JAMS International Arbitration Rules then in effect (the applicable rules being referred to herein as the "Rules") except as modified in this Section 10.5.

(b)           The party requesting arbitration must notify the other party of the demand for arbitration in writing within the applicable statute of limitations and in accordance with the Rules.  The written notification must include a description of the claim in sufficient detail to advise the other party of the nature of the claim and the facts on which the claim is based.

(c)           The claimant shall select its arbitrator in its demand for arbitration and the respondent shall select its arbitrator within 30 days after receipt of the demand for arbitration.  The two arbitrators so appointed shall select a third arbitrator to serve as chairperson within 14 days of the designation of the second of the two arbitrators. If practicable, each arbitrator shall have relevant financial services experience.  If any arbitrator is not timely appointed, at the request of any party to the arbitration such arbitrator shall be appointed by JAMS pursuant to the listing, striking and ranking procedure in the Rules.  Any arbitrator appointed by JAMS shall be, if practicable, a retired federal judge, without regard to industry-related experience.

(d)           By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award.  Without prejudice to such other provisional remedies as may be available, the arbitral tribunal shall have full authority to grant provisional remedies or order the parties to request that such court modify or vacate any temporary or preliminary relief issued by a such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

(e)           There shall be documentary discovery consistent with the Rules and the expedited nature of arbitration.  All disputes involving discovery shall be resolved promptly by the chair of the arbitral tribunal.

(f)           No witness or party to a claim that is subject to arbitration shall be required to waive any privilege recognized by applicable law.

(g)           It is the intent of the parties that, barring extraordinary circumstances as determined by the arbitrators, the arbitration hearing pursuant to this Agreement shall be commenced as expeditiously as possible, if practicable within nine months after the written demand for arbitration pursuant to this Section 10.5 is served on the respondent, that the hearing shall proceed on consecutive Business Days until completed, and if delayed due to extraordinary circumstances, shall recommence as promptly as practicable.  The parties to the International Dispute may, upon mutual agreement, provide for different time limits, or the arbitrators may extend any time limit contained herein for good cause shown.  The arbitrators shall issue their final award (which shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based) as soon as practicably, if possible within a time period not to exceed 30 days after the close of the arbitration hearing.

(h)           Each party to an arbitration hereby waives any rights or claims to recovery of damages in the nature of punitive, exemplary or multiple damages, or to any form of damages in excess of compensatory damages and the arbitral tribunal shall be divested of any power to award any such damages.

(i)           Any award or decision issued by the arbitrators pursuant to this Agreement shall be final, and binding on the parties.  Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction.

(j)           Any arbitration conducted pursuant hereto shall be confidential.  No party or any of its agents shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other in the arbitration proceedings or about the existence, contents or results of the proceedings except (i) as may be required by a governmental authority or (ii) as required in an action in aid of arbitration or for enforcement of an arbitral award.  Before making any disclosure permitted by clause (i) in the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect their interests.

Section 10.6    Filings.  Following the execution and delivery of this Agreement, the General Partner or its designee shall promptly prepare any documents required to be filed and recorded under the Act, and the General Partner or such designee shall promptly cause each such document to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Partnership may hereafter establish a place of business.  The General Partner or such designee shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

Section 10.7    Power of Attorney.  Each Partner does hereby constitute and appoint the General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, deliver and file (a) any amendment to the Certificate of Limited Partnership required because of an amendment to this Agreement or in order to effectuate any change in the partners of the Partnership, (b) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership or for any other purpose consistent with this Agreement and the transactions contemplated hereby.  The power of attorney granted hereby is coupled with an interest and shall (i) survive and not be affected by the subsequent death, incapacity, Disability, dissolution, termination or bankruptcy of the Partner granting the same or the Transfer of all or any portion of such Partner's Interest and (ii) extend to such Partner's successors, assigns and legal representatives.

Section 10.8    Headings and Interpretation.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.  Wherever from the context it appears appropriate, (i) each pronoun stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter, and (ii) references to "including" shall mean "including without limitation."

Section 10.9    Additional Documents.  Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

Section 10.10    Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile, e-mail or similar writing) and shall be given to such party (and any other Person designated by such party) at its address, facsimile number or e-mail address set forth in a schedule filed with the records of the Partnership or such other address, facsimile number or e-mail address as such party may hereafter specify to the General Partner.  Each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the number specified pursuant to this Section 10.10 and the appropriate confirmation of receipt is received, (b) if given by mail, seventy-two hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (c) if given by e-mail, when transmitted to the e-mail address specified pursuant to this Section 10.10 and the appropriate confirmation of receipt is received or (d) if given by any other means, when delivered at the address specified pursuant to this Section 10.10.

Section 10.11    Waiver of Right to Partition.  Each of the Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership's assets.

Section 10.12    Partnership Counsel.  Each Limited Partner hereby acknowledges and agrees that Skadden, Arps, Slate, Meagher & Flom LLP and any other law firm retained by the General Partner in connection with the management and operation of the Partnership, or any dispute between the General Partner and any Limited Partner, is acting as counsel to the General Partner and as such does not represent or owe any duty to such Limited Partner or to the Limited Partners as a group.

Section 10.13    Survival.  Except as otherwise expressly provided herein, all indemnities and reimbursement obligations made pursuant to Sections 2.9 and 2.10, all prohibitions in Sections 2.12, 2.13 and 2.18 and the provisions of this Section 10 shall survive dissolution and liquidation of the Partnership until expiration of the longest applicable statute of limitations (including extensions and waivers).

Section 10.14    Ownership and Use of Name.  The name "OZ" is the property of the Partnership and/or its Affiliates and no Partner, other than the General Partner, may use (a) the names "OZ," "Och," "Och-Ziff," "Och-Ziff Capital Management Group," "Och-Ziff Capital Management Group LLC," "Och-Ziff Holding Corporation," "OZ Advisors LP," "OZ Advisors II LP" or "OZ Management LP" or any name that includes "OZ," "Och," "Och-Ziff," "Och-Ziff Capital Management Group," "Och-Ziff Capital Management Group LLC," "Och-Ziff Holding Corporation," "OZ Advisors LP," "OZ Advisors II LP" or "OZ Management LP" or any variation thereof, or any other name of the General Partner or the Partnership or their respective Affiliates, (b) any other name to which the name of the Partnership, the General Partner, or any of their Affiliates is changed, or (c) any name confusingly similar to a name referenced or described in clause (a) or (b) above, including, without limitation, in connection with or in the name of new business ventures, except pursuant to a written license with the Partnership and/or its Affiliates that has been approved by the General Partner.

Section 10.15    Remedies.  Any remedies provided for in this Agreement shall be cumulative in nature and shall be in addition to any other remedies whatsoever (whether by operation of law, equity, contract or otherwise) which any party may otherwise have.

Section 10.16    Entire Agreement.  This Agreement, together with any Partner Agreements and, to the extent applicable, the Registration Rights Agreement, the Exchange Agreement, the Tax Receivable Agreement and the Class B Shareholders Agreement, constitutes the entire agreement among the Partners with respect to the subject matter hereof and, as amended and restated herein, supersedes any agreement or understanding entered into as of a date prior to the date hereof among or between any of them with respect to such subject matter, including (without limitation), the Original Partnership Agreement and all Supplementary Agreements.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, being all of the Partners and the undersigned, do hereby agree to be bound by the terms and provisions set forth in this Agreement.

GENERAL PARTNER:

OCH-ZIFF HOLDING LLC, a Delaware limited liability company

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

LIMITED PARTNERS:

OCH-ZIFF HOLDING LLC, a Delaware limited liability company

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Daniel S. Och
Daniel S. Och

THE OCH FAMILY 2007 GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Och Family 2007 GRAT

THE JONATHAN OCH GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Jonathan Och GRAT

THE NANCY G. BERNSTEIN GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Nancy G. Bernstein GRAT

THE SUSAN OCH KALVER GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Susan Och Kalver GRAT

JANE C. OCH 1999 GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for the Jane C. Och 1999 GRAT

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Joel Frank
Joel Frank

THE JOEL M. FRANK 2007 ANNUITY TRUST

By:	/s/ Joel Frank
Name:	Joel M. Frank, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ David Windreich
David Windreich

THE DAVID WINDREICH GRAT I

By:	/s/ David Windreich
Name:	David Windreich, as attorney-in-fact for The David Windreich GRAT I

THE DAVID WINDREICH GRAT II

By:	/s/ David Windreich
Name:	David Windreich, as attorney-in-fact for The David Windreich GRAT II

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Joshua Ross
Joshua Ross

THE JOSHUA ROSS 2007 ANNUITY TRUST

By:	/s/ Joshua Ross
Name:	Joshua Ross, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ James-Keith Brown
James-Keith (JK) Brown

THE JAMES-KEITH BROWN 2007 ANNUITY TRUST

By:	/s/ James-Keith Brown
Name:	James-Keith Brown, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Harold A. Kelly
Harold Kelly

THE HAROLD A. KELLY, JR. 2007 ANNUITY TRUST

By:	/s/ Harold A. Kelly
Name:	Harold A. Kelly, Jr., as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Boaz Sidikaro
Boaz Sidikaro

THE BOAZ SIDIKARO 2007 ANNUITY TRUST

By:	/s/ Boaz Sidikaro
Name:	Boaz Sidikaro, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Zoltan Varga
Zoltan Varga

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Michael Cohen
Michael Cohen

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

THE MICHAEL COHEN GRAT I

By:	/s/ Joel Frank
Name:	Joel Frank, as attorney-in-fact for The Michael Cohen GRAT I

THE MICHAEL COHEN GRAT II

By:	/s/ Joel Frank
Name:	Joel Frank, as attorney-in-fact for The Michael Cohen GRAT II

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Richard E. Lyon III
Richard Lyon

THE RICHARD E. LYON, III 2007 ANNUITY TRUST

By:	/s/ Richard E. Lyon III
Name:	Richard E. Lyon, III, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ James O'Connor
James O'Connor

THE JAMES O'CONNOR 2007 ANNUITY TRUST

By:	/s/ James O'Connor
Name:	Name: James O'Connor, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Kaushik Ghosh
Kaushik Ghosh

THE KAUSHIK GHOSH 2007 ANNUITY TRUST

By:	/s/ Kaushik Ghosh
Name:	Kaushik Ghosh, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Anthony Fobel
Anthony Fobel

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Raaj Shah
Raaj Shah

THE RAAJ SHAH 2007 ANNUITY TRUST

By:	/s/ Raaj Shah
Name:	Raaj Shah, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Arnaud C. Achache
Arnaud Achache

ARNAUD C. ACHACHE FAMILY TRUST

By:	/s/ Arnaud C. Achache
Name:	Arnaud C. Achache
Title:	Acting as attorney-in-fact for the Arnaud C. Achache Family Trust

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Dan Manor
Dan Manor

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ Massimo Bertoli
Massimo Bertoli

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

/s/ David Stonehill
David Stonehill

THE DAVID STONEHILL 2007 ANNUITY TRUST

By:	/s/ David Stonehill
Name:	David Stonehill, as Trustee

THE ALISSA BUTTERFASS 2007 ANNUITY TRUST

By:	/s/ David Stonehill
Name:	David Stonehill, as Trustee

THE LYNNE FRENKEL 2007 ANNUITY TRUST

By:	/s/ David Stonehill
Name:	David Stonehill, as Trustee

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page

ZIFF INVESTORS PARTNERSHIP, L.P. IIA

By:	Ziff Investment Management, L.L.C., its general partner

	By:	/s/ Robert D. Ziff
	Name:	Robert D. Ziff
	Title:	Co-President

OZ ADVISORS II LP
Amended and Restated Agreement of Limited Partnership
Signature Page